 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-256406
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 24, 2021)
$2,250,000,000

AstraZeneca Finance LLC
$1,100,000,000 4.875% Notes due 2028
$650,000,000 4.900% Notes due 2030
$500,000,000 4.875% Notes due 2033
in each case, fully and unconditionally guaranteed by AstraZeneca PLC

The notes offered by this prospectus supplement comprise $1,100,000,000 4.875% Notes due 2028 (the “AZ Finance 2028 Notes”), $650,000,000 4.900% Notes due 2030 (the “AZ Finance 2030 Notes”) and $500,000,000 4.875% Notes due 2033 (the “AZ Finance 2033 Notes” and, together with the AZ Finance 2028 Notes and the AZ Finance 2030 Notes, the “Notes”), in each case to be issued by AstraZeneca Finance LLC and fully and unconditionally guaranteed by AstraZeneca PLC.
The AZ Finance 2028 Notes will bear interest at a rate of 4.875% per year. The AZ Finance 2030 Notes will bear interest at a rate of 4.900% per year. The AZ Finance 2033 Notes will bear interest at a rate of 4.875% per year. Interest on the Notes will be payable semi-annually in arrears on March 3 and September 3 of each year, beginning on September 3, 2023. The AZ Finance 2028 Notes, the AZ Finance 2030 Notes and the AZ Finance 2033 Notes will mature on March 3, 2028, March 3, 2030 and March 3, 2033, respectively.
We may redeem the Notes of any series, in whole or in part, from time to time at the applicable redemption prices described herein. In addition, the Notes of any series are redeemable in whole but not in part prior to their respective maturity dates upon the occurrence of certain tax events described herein.
The Notes will constitute unsecured and unsubordinated indebtedness of AstraZeneca Finance LLC and will rank equally with all other unsecured and unsubordinated indebtedness of AstraZeneca Finance LLC from time to time outstanding. The Notes will be fully and unconditionally guaranteed by AstraZeneca PLC (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees will be the unsecured and unsubordinated obligations of AstraZeneca PLC and will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC.
The Notes are being offered globally for sale in jurisdictions where it is lawful to make such offers and sales. We intend to apply to list the Notes on The Nasdaq Stock Market LLC.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 2 of the attached prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public(1)	Underwriting Discounts	Proceeds to Issuer (before expenses)
Per AZ Finance 2028 Note	99.798%	0.225%	99.573%
Total for AZ Finance 2028 Notes	$1,097,778,000	$2,475,000	$1,095,303,000
Per AZ Finance 2030 Note	99.590%	0.275%	99.315%
Total for AZ Finance 2030 Notes	$647,335,000	$1,787,500	$645,547,500
Per AZ Finance 2033 Note	99.726%	0.325%	99.401%
Total for AZ Finance 2033 Notes	$498,630,000	$1,625,000	$497,005,000
Total	$2,243,743,000	$5,887,500	$2,237,855,500

(1)
Plus interest accrued on the Notes from March 3, 2023, if any.

We expect to deliver the Notes to investors in registered book-entry form only through the facilities of The Depository Trust Company (“DTC”) on or aboutMarch 3, 2023. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”).

Joint Book-Running Managers
BofA Securities	HSBC	Mizuho	Santander
Co-Managers
Barclays BNP PARIBAS Citigroup Deutsche Bank Securities Goldman Sachs & Co. LLC J.P. Morgan
 Morgan StanleySEB SOCIETE GENERALE R. Seelaus & Co., LLC Tigress Financial Partners
Prospectus Supplement dated February 28, 2023.

Prospectus Supplement
Prospectus

AstraZeneca PLC, AstraZeneca Finance LLC and their respective subsidiaries and affiliates have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Neither AstraZeneca PLC, AstraZeneca Finance LLC and their respective subsidiaries and affiliates nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. None of AstraZeneca PLC, AstraZeneca Finance LLC or the underwriters are making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS DOCUMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes we are offering and certain other matters relating to us and our results of operations and financial condition. The second part, the attached prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the Notes in the prospectus supplement differs from the description in the attached prospectus, the description in the prospectus supplement supersedes the description in the attached prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports with the SEC on Form 20-F and furnish other information on Form 6-K to the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. These documents are also available on our website at http://www.astrazeneca.com. The contents of our website are not incorporated into, and do not form a part of, this prospectus supplement.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents or sections of documents listed below and any of our future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until such time as all of the securities covered by this prospectus supplement have been sold:
•
Our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on February 21, 2023;

•
Our Report on Form 6-K titled “AstraZeneca enters license agreement with KYM Biosciences for CMG901, a Claudin-18.2 antibody drug conjugate” furnished to the SEC on February 23, 2023;

•
Our Report on Form 6-K titled “Acquisition of CinCor Pharma complete” furnished to the SEC on February 24, 2023; and

•
all other documents we file pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities and reports furnished to the SEC on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus, in each case with effect from the date that such document or report is so filed or furnished.

For the avoidance of doubt, the contents of any website included in the documents listed above are not incorporated into, and do not form a part of, this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from either of the below:
AstraZeneca PLC
1 Francis Crick Avenue
Cambridge Biomedical Campus
Cambridge CB2 0AA
England, United Kingdom
The Company Secretary
Tel. No.: +44-20-3749-5000
Investor Relations
Tel. No.: +44-20-3749-5824

FORWARD-LOOKING STATEMENTS
From time to time, we may make statements regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the U.S. Private Securities Litigation Reform Act of 1995.
We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the section titled “Cautionary statement regarding forward-looking statements” contained in AstraZeneca’s “Annual Report and Form 20-F Information 2022” included as exhibit 15.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on February 21, 2023, which is incorporated by reference in this prospectus supplement and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 5 of the attached prospectus for additional information.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the attached prospectus or the information incorporated by reference, might not occur.

SUMMARY
Unless otherwise stated in this prospectus supplement or unless the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “our” and “us” are to AstraZeneca PLC and its consolidated subsidiaries. The term “Guarantor” means AstraZeneca PLC, exclusive of its subsidiaries, as the guarantor of debt securities offered by AstraZeneca Finance LLC. The term “AstraZeneca PLC” means AstraZeneca PLC, exclusive of its subsidiaries, and the term “AstraZeneca Finance” means AstraZeneca Finance LLC, exclusive of its subsidiaries.
The following summary contains basic information about this offering. It may not contain all the information that is important to you. The section titled “Description of Notes” in this prospectus supplement and the section titled “Description of Debt Securities and Guarantees” in the attached prospectus contain more detailed information regarding the terms and conditions of the Notes and the Guarantees. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and in the attached prospectus. Capitalized terms not defined in this section have the meanings specified in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on February 21, 2023 and incorporated by reference into this prospectus supplement.
Overview
We are a global science-led, patient-focused pharmaceutical company that focuses on the discovery, development, manufacturing and commercialization of prescription medicines, primarily for the treatment of diseases in three main therapy areas: (i) Oncology, (ii) BioPharmaceuticals (comprising Cardiovascular, Renal & Metabolism (CVRM), Respiratory & Immunology (R&I) and Vaccines & Immune Therapies (V&I), and (iii) Rare Disease.
Backed by a track record of pharmaceutical innovation over more than 70 years, we have a broad range of marketed medicines that make a positive difference in healthcare. In addition to our pipeline of products in the discovery and development phases, our pipeline includes life-cycle management initiatives for approved products to bring further benefit for patients and maximize their commercial potential. As of December 31, 2022, our range of medicines included 14 products with annual sales of over $1 billion each.
Our products are sold in approximately 130 countries worldwide, with three global research and development (“R&D”) centres in the United States (the “U.S.”), the United Kingdom (the “UK”) and Sweden, and 28 operations sites in 16 countries. As of December 31, 2022, we employed approximately 83,500 people with approximately 39% in Emerging Markets, 35% in Europe, 20% in the U.S. and 6% in the Established Rest of World (Japan, Canada, Australia and New Zealand).
Our strategic priorities are:
1.
Growth and Therapy Area Leadership

Our focus areas
•
Leveraging our innovative science to create a more personalized, precise and accessible healthcare experience.

•
Engaging with the entire healthcare ecosystem and unlocking visionary partnerships that drive positive change and outcomes.

•
Creating industry-leading growth across our therapy areas and regions.

•
Continuing to implement our Operations 2025 programme.

2.
Science and innovation

Our focus areas
•
Creating the next generation of therapeutics using an array of drug modalities, for example, advanced biologics, nucleotide based and cell therapies.

•
Leading in convergence of science, data and technology.

•
Advancing our pipeline.

3.
People and Sustainability:

Our focus areas
•
Continuing to make AstraZeneca a great place to work.

•
Making it easier to work across our Group to deliver sustainable growth.

•
Ensuring we operate in the smartest way, increasing the speed of delivery of medicines to patients through our Future of Work initiative.

•
Harnessing the power of Science and Innovation in ways that positively impact patients, healthcare systems, and the environment.

•
Progressing our Sustainability strategy across three integrated priority pillars: access to healthcare, environmental protection, and ethics and transparency.

Our American Depositary Shares (“AstraZeneca ADSs”), representing our ordinary shares, are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AZN.” Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “AZN” and are also listed on the Stockholm Stock Exchange under the symbol “AZN.”
Our registered office is located at 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge CB2 0AA, and our telephone number is +44-20-3749-5000.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information described under the caption “Where You Can Find More Information About Us.”
European Financing
On February 24, 2023, AstraZeneca PLC priced an offering of €750,000,000 of its fixed rate notes with a coupon of 3.625% maturing on March 3, 2027 and €750,000,000 of its fixed rate notes with a coupon of 3.750% maturing on March 3, 2032 (together, the “EMTN Notes”). AstraZeneca PLC expects to use the net proceeds of the offering of the EMTN Notes for general corporate purposes, including the refinancing of existing indebtedness. The EMTN Notes were issued under AstraZeneca PLC’s and AstraZeneca Finance’s $10 billion Euro Medium Term Note Programme (“EMTN Programme”). The EMTN Notes will be admitted to listing on the Official List of the United Kingdom Financial Conduct Authority and to trading on the Main Market of the London Stock Exchange. The EMTN Programme and the notes issued thereunder are governed by English law. The EMTN Notes have not been registered under the Securities Act, any U.S. state securities laws or the securities laws of any other jurisdiction. The EMTN Notes have been offered and sold pursuant to an exemption from the registration requirements of the Securities Act outside the United States in offshore transactions in reliance on, and in compliance with, Regulation S under the Securities Act. This prospectus supplement does not constitute an offer of the EMTN Notes, or any notes under the EMTN Programme, to any person in the United States or any other jurisdiction.

THE OFFERING
Issuer of the Notes
AstraZeneca Finance LLC.
Notes Being Offered
$1,100,000,000 aggregate principal amount of 4.875% Notes due 2028 (the “AZ Finance 2028 Notes”).
$650,000,000 aggregate principal amount of 4.900% Notes due 2030 (the “AZ Finance 2030 Notes”).
$500,000,000 aggregate principal amount of 4.875% Notes due 2033 (the “AZ Finance 2033 Notes”).
The AZ Finance 2028 Notes, the AZ Finance 2030 Notes and the AZ Finance 2033 Notes are together referred to herein as the “Notes.”
The Notes will be issued under an indenture dated May 28, 2021 (the “Indenture”), among AstraZeneca Finance LLC, as the issuer, AstraZeneca PLC, as the guarantor, and The Bank of New York Mellon, as trustee, and the terms of the securities will be set forth in an Officers’ Certificate to be dated March 3, 2023. Each series of the Notes will each be treated as a separate series of notes under the Indenture and, as such, will vote and act, and may be redeemed, separately.
Guarantee of Notes
The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by AstraZeneca PLC.
Maturity Dates
AZ Finance 2028 Notes: March 3, 2028.
AZ Finance 2030 Notes: March 3, 2030.
AZ Finance 2033 Notes: March 3, 2033.
Interest Rate
The AZ Finance 2028 Notes will bear interest from March 3, 2023 at a rate of 4.875% per annum, payable semi-annually.
The AZ Finance 2030 Notes will bear interest from March 3, 2023 at a rate of 4.900% per annum, payable semi-annually.
The AZ Finance 2033 Notes will bear interest from March 3, 2023 at a rate of 4.875% per annum, payable semi-annually.
Interest Payment Dates
Interest on the AZ Finance 2028 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023.
Interest on the AZ Finance 2030 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023.
Interest on the AZ Finance 2033 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023.
Each interest payment date referenced herein is referred to as an “Interest Payment Date.”
Record Dates
The 15th calendar day preceding each Interest Payment Date, whether or not such day is a business day. However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable on such date.

Interest Periods
The first interest period for the Notes will be the period from and including the issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the Notes will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date to but excluding the maturity or the redemption date.
Day Count Convention
360-day year and twelve 30-day months.
Optional Redemption
AstraZeneca Finance LLC may redeem the Notes of any series, in whole or in part, from time to time on at least 10 days’ but not more than 60 days’ prior notice, as follows: (i) prior to the applicable Par Call Date (as set forth below), at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the relevant Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus the applicable Make-Whole Spread (as set forth below) less (b) interest accrued to the relevant date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the relevant redemption date and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
See “Description of Notes — Redemption — Optional Redemption.”
Par Call Date
AZ Finance 2028 Notes: February 3, 2028.
AZ Finance 2030 Notes: January 3, 2030.
AZ Finance 2033 Notes: December 3, 2032.
Make-Whole Spread
AZ Finance 2028 Notes: 15 basis points.
AZ Finance 2030 Notes: 15 basis points.
AZ Finance 2033 Notes: 15 basis points.
Optional Tax Redemption
In the event of certain tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Notes — Redemption — Optional Tax Redemption,” we may redeem in whole, but not in part, any series of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest thereon to but excluding the date of redemption.
Payment of Additional Amounts
For more information on additional amounts and the situations in which AstraZeneca Finance LLC may be required to pay additional amounts, see “Description of Notes — Payment of Additional Amounts” in this prospectus supplement.
Ranking
The Notes will constitute unsecured and unsubordinated indebtedness of AstraZeneca Finance LLC and will rank equally with all other unsecured and unsubordinated indebtedness of AstraZeneca Finance LLC from time to time outstanding. The Notes will be fully and unconditionally guaranteed by AstraZeneca PLC.
The Guarantees will be the unsubordinated and unsecured obligations of AstraZeneca PLC and will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC.
Form, Denomination, Clearance and Settlement
We will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in your respective series of Notes through DTC and DTC and its direct and indirect participants (including Clearstream, Luxembourg and Euroclear) will record your beneficial interest on their books. We will not issue certificated Notes except in limited circumstances that we explain under “Legal Ownership — Global Securities — Special situations when the global security will be terminated” in the attached prospectus. Settlement of the Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Clearance and Settlement — The Clearing Systems — DTC” in the attached prospectus.
Governing Law
The Notes will be governed by the laws of the State of New York.
Markets
The Notes are offered for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is legal to make such offers. See “Selling Restrictions.”
Listing
We intend to apply to list the Notes on The Nasdaq Stock Market LLC.
Sinking Fund
There is no sinking fund for any series of the Notes.
Restrictive Covenants
The Indenture contains covenants restricting the ability of AstraZeneca PLC to enter into sale and leaseback transactions, pledge its assets to secure certain borrowings and create or incur liens on its property. These restrictive covenants are described in the attached prospectus under the heading “Description of Debt Securities and Guarantees — Covenants.”
Defeasance
Each series of Notes will be subject to the legal defeasance and covenant defeasance provisions in the Indenture described under “Description of Debt Securities and Guarantees — Satisfaction, Discharge and Defeasance” in the attached prospectus.
Further Issuances
AstraZeneca Finance LLC may, at its option, at any time and without the consent of the then existing noteholders, reopen any series of Notes and issue additional Notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and, possibly, the first interest payment date, the original interest accrual date and the issue price) identical to such series of Notes issued hereby. These additional Notes will be deemed to have been part of the applicable series of Notes offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the applicable series of Notes issued hereby; provided, however, that if these additional Notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, these additional Notes will have a different CUSIP or other identifying number.
Use of Proceeds
We expect to receive approximately $2,234,855,500 from the sale of the Notes, after deducting underwriting discounts and other expenses related to this offering.
We intend to use the net proceeds of the offering of the Notes for general corporate purposes, which may include the refinancing of existing indebtedness, including outstanding indebtedness under bank facilities provided by the underwriters and their affiliates.
Trustee, Security Registrar and Paying Agent
The Bank of New York Mellon will serve as trustee, security registrar and paying agent under the Indenture.
Timing and Delivery
We currently expect delivery of the Notes to occur on or about March 3, 2023.
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page 2 of the attached prospectus, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 and under the heading “Risk Overview — Principal Risks” contained in our “Annual Report and Form 20-F Information 2022” included as exhibit 15.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement, for risks involved with an investment in the Notes.

RISK FACTORS
Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement as well as the other information set out elsewhere in this prospectus supplement and reach their own views prior to making any investment decision with respect to the Notes. In particular, prospective investors should evaluate the specific factors under “Risk Factors” beginning on page 2 of the attached prospectus, as well as those discussed under the heading “Risk Factors” beginning on page 5 in our Annual Report on Form 20-F for the year ended December 31, 2022 and under the heading “Risk Overview — Principal Risks” contained in our “Annual Report and Form 20-F Information 2022” included as exhibit 15.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriters’ discount and estimated offering expenses payable by us, will be approximately $2,234,855,500.
We intend to use the net proceeds of the offering of the Notes for general corporate purposes, which may include the refinancing of existing indebtedness, including outstanding indebtedness under bank facilities provided by the underwriters and their affiliates.

INDEBTEDNESS AND CAPITALIZATION
The following table sets forth our indebtedness and capitalization as at December 31, 2022 and as adjusted to reflect the issuance of the Notes. The data included in the table below is prepared on the basis of IFRS.
This table should be read in conjunction with our consolidated audited financial statements, the notes related thereto and the financial and operating data incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As at December 31, 2022
	Actual	As Adjusted(3)
	(in $ millions)
Cash and cash equivalents	6,166	$8,404
Current liabilities
Interest-bearing loans and borrowings	4,964	4,964
Overdrafts and short-term borrowings(1)	350	350
Total	5,314	5,314
Lease liabilities	228	228
Total	5,542	5,542

Non-current liabilities
Interest-bearing loans and borrowings	22,965	22,965
Lease liabilities	725	725
Notes offered hereby
AZ Finance 2028 Notes	—	$1,095
AZ Finance 2030 Notes	—	$646
AZ Finance 2033 Notes	—	$497
Total	23,690	$25,928

Equity
Share capital	387	387
Share premium account	35,155	35,155
Other reserves(2)	2,069	2,069
Retained earnings	(574)	(574)
Total	37,037	37,037
Non-controlling interests	21	21
Total equity	37,058	37,058
Total capitalization	66,290	$68,528

(1)
Inclusive of collateral received from derivative counterparties.

(2)
Other reserves includes capital redemption reserves, merger reserves and other reserves.

(3)
Represents the aggregate net proceeds of Notes offered hereby, after deducting the underwriters’ discount but before deducting estimated offering expenses. Does not reflect the issuance of the €750,000,000 fixed rate notes with a coupon of 3.625% maturing on March 3, 2027 and the €750,000,000 fixed rate notes with a coupon of 3.750% maturing on March 3, 2032 under the EMTN Programme, that were priced on February 24, 2023.

DESCRIPTION OF NOTES
This section describes the specific financial and legal terms of the Notes and supplements the more general description under “Description of Debt Securities and Guarantees” in the attached prospectus. To the extent that the following description is inconsistent with the terms described under “Description of Debt Securities and Guarantees” in the attached prospectus, the following description replaces that in the attached prospectus.
General
AstraZeneca Finance LLC will offer $1,100,000,000 initial aggregate principal amount of 4.875% Notes due 2028 (the “AZ Finance 2028 Notes”), $650,000,000 initial aggregate principal amount of 4.900% Notes due 2030 (the “AZ Finance 2030 Notes”) and $500,000,000 initial aggregate principal amount of 4.875% Notes due 2033 (the “AZ Finance 2033 Notes” and, together with the AZ Finance 2028 Notes and the AZ Finance 2030 Notes, the “Notes”), each as a separate series of Notes under the Indenture, and, as such, each series of Notes will vote and act, and may be redeemed, separately. The Notes will be governed by New York law.
There is no sinking fund for any series of Notes. We intend to apply to list the Notes on The Nasdaq Stock Market LLC.
Guarantees
The Notes will be unsecured, unsubordinated indebtedness of AstraZeneca Finance LLC and will rank equally with all of AstraZeneca Finance LLC’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be fully and unconditionally guaranteed by AstraZeneca PLC (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees will be the unsubordinated and unsecured obligations of AstraZeneca PLC and will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC.
Interest Payments and Maturity
For purposes of the description below, “business day” means any day which is not, in London, England or New York, New York, or the place of payment of amounts payable in respect of the Notes, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law, regulation or executive order to close.
Maturity.   The aggregate principal amounts of the AZ Finance 2028 Notes, the AZ Finance 2030 Notes and the AZ Finance 2033 Notes will mature and become due and payable, together with any accrued and unpaid interest, on March 3, 2028, March 3, 2030 and March 3, 2033, respectively.
Interest Rate.   Each of the AZ Finance 2028 Notes, the AZ Finance 2030 Notes and the AZ Finance 2033 Notes will bear interest from and including their respective original issue dates to but excluding the respective dates on which their principal amount is paid or made available for payment, at a rate equal to 4.875% per annum, 4.900% per annum and 4.875% per annum, respectively, calculated on the basis of a 360-day year and twelve 30-day months.
Interest Payment Dates.   Interest on the AZ Finance 2028 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023. Interest on the AZ Finance 2030 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023. Interest on the AZ Finance 2033 Notes will be paid semi-annually in arrears on March 3 and September 3 of each year, commencing September 3, 2023. Each interest payment date referenced herein is referred to as an “Interest Payment Date.” However, if an Interest Payment Date would fall on a day that is not a business day, the Interest Payment Date will be postponed to the next succeeding day that is a business day, but no additional interest shall be paid unless we fail to make payment on such date (and such adjustment shall not affect the determination of any Interest Period).
Record Dates.   On each relevant Interest Payment Date, interest on each of the AZ Finance 2028 Notes, the AZ Finance 2030 Notes and the AZ Finance 2033 Notes shall be paid to the holder in whose name such Notes are registered at the close of business on the 15th calendar day preceding the applicable

Interest Payment Date, whether or not such day is a business day. However, interest that AstraZeneca Finance LLC pays on the maturity date will be payable to the person to whom the principal will be payable on such date.
Interest Periods.   The first interest period for the Notes will be the period from and including the issue date to but excluding the first Interest Payment Date. Thereafter, the interest periods for the Notes will be the periods from and including the Interest Payment Dates to but excluding the immediately succeeding Interest Payment Date (together with the first interest period, each an “Interest Period”). The final Interest Period will be the period from and including the Interest Payment Date immediately preceding the maturity date or the redemption date to but excluding the maturity or the redemption date.
Redemption
As explained below, under certain circumstances AstraZeneca Finance may redeem the Notes before they mature. This means that AstraZeneca Finance may repay them prior to maturity. If AstraZeneca Finance redeems one series of Notes we will have no obligation to redeem any other series of Notes. Each series of Notes will stop bearing interest on the applicable redemption date, even if you do not collect your money. AstraZeneca Finance will give notice of any redemption we propose to make to DTC at least 10 days, but no more than 60 days, before the applicable redemption date. Notice by DTC to its participants and by these participants to street name holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent and, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at our discretion shall be satisfied (or waived by us) (even if more than 60 days after the giving of notice of redemption) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at our discretion shall not have been satisfied (or waived by us).
We will notify the trustee of the redemption price of any series of Notes to be redeemed promptly after the calculation thereof, and the trustee shall have no responsibility for, or liability in regards to, any calculation or determination in respect of the redemption price of any Notes, or any component thereof, and shall be entitled to receive, and be fully protected in relying upon, an officers’ certificate from AstraZeneca Finance that states such redemption price.
Optional Redemption
Prior to the applicable “Par Call Date” (as set forth below), we may redeem the Notes of each series, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the applicable redemption date (assuming the relevant Notes matured on the relevant Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth below) less (b) interest accrued to the relevant date of redemption, and

(2)
100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the relevant redemption date.
On or after the applicable Par Call Date, we may redeem the Notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the relevant redemption date.
“Make-Whole Spread” means, with respect to (i) the AZ Finance 2028 Notes, 15 basis points, (ii) the AZ Finance 2030 Notes, 15 basis points and (iii) the AZ Finance 2033 Notes, 15 basis points.
“Par Call Date” means, with respect to (i) the AZ Finance 2028 Notes, February 3, 2028, (ii) the AZ Finance 2030 Notes, January 3, 2030 and (iii) the AZ Finance 2033 Notes, December 3, 2032.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the relevant redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the relevant redemption date.
If on the third business day preceding the relevant redemption date, H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such relevant redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the relevant Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the relevant redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility for determining, or liability in regards to, whether or not manifest error has occurred.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the relevant redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee considers fair and appropriate, subject to any securities exchange requirements and depositary procedures. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, except in the case of Notes represented by a global security, upon surrender of such Notes, a new Note or

Notes of such series, in principal amount equal to the unredeemed portion thereof will be issued. For so long as the Notes are held by DTC, the redemption of the Notes shall be done in accordance with the policies and procedures of DTC.
Unless we default in payment of the relevant redemption price, on and after the redemption date, interest will cease to accrue on the relevant series of Notes or portions thereof called for redemption.
Optional Tax Redemption
In the event of certain tax law changes and other limited circumstances relating to tax matters, AstraZeneca Finance may redeem all, but not less than all, of the Notes of any series at a price equal to 100% of the principal amount of such series of Notes plus accrued interest thereon to but excluding the date of redemption. This means we may repay any one or each series of Notes prior to maturity. We discuss AstraZeneca Finance LLC’s ability to redeem the Notes in greater detail under “Description of Debt Securities and Guarantees — Optional Tax Redemption” in the accompanying prospectus (and the date specified for those purposes with respect to each series of Notes covered by this prospectus supplement shall be the date of issuance of the relevant series of Notes).
Further Issuances
AstraZeneca Finance LLC may, at its option, at any time and without the consent of the then existing noteholders, reopen any series of Notes and issue additional Notes in one or more transactions after the date of this prospectus supplement with terms (other than the issuance date and, possibly, first interest payment date, original interest accrual date and issue price) identical to such series of Notes issued hereby. These additional Notes will be deemed to have been part of the applicable series of Notes offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the applicable series of Notes issued hereby; provided, however, that if these additional Notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, these additional Notes will have a different CUSIP or other identifying number.
Form, Denomination, Clearance and Settlement
AstraZeneca Finance LLC will issue the Notes in fully registered form. Each series of Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Notes through DTC in book-entry form. The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The underwriters expect to deliver the Notes through the facilities of DTC on March 3, 2023. Indirect holders trading their beneficial interests in the Notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. See “Clearance and Settlement” in the attached prospectus for more information about these clearing systems.
Payment of principal of and interest on each series of Notes, so long as the Notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.
Payment of Additional Amounts
If any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any Notes, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such Notes with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders were entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:
(i)
any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the Note or the collection of principal, premium or interest, if any, on, or the enforcement of, the Note;

(ii)
any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

(iii)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

(iv)
any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant Note;

(v)
any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant Note to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

(vi)
any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

(vii)
any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;

(viii)
any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the Note is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the Note or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the Note;

(ix)
any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the Note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the Note for investment purposes only nor (B) buying the Note for resale to a third party that either is not a bank or will hold the Note for investment purposes only;
(x)
any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a Note to any holder of the relevant Note that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or Note to the extent that the beneficiary or settlor with respect to the fiduciary, a member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such Note; or

(xi)
any combination of (i) through (x).

The Relevant Taxing Jurisdiction for AstraZeneca Finance is the jurisdiction in which it is subject to tax by reason of its organization under such jurisdiction’s laws or, if relevant, where it is resident for tax purposes (being presently the United States) and for AstraZeneca PLC, as Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK).
AstraZeneca Finance and the Guarantor will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law. AstraZeneca Finance and the Guarantor will also provide the trustee with documentation satisfactory to the trustee evidencing the payment of any taxes in respect of which AstraZeneca Finance and the Guarantor have paid additional amounts. AstraZeneca Finance and the Guarantor will provide copies of such documentation to the holders of the Notes upon request.
Any reference in this prospectus supplement, the Indenture or the Notes to principal, premium or interest in respect of the Notes will be deemed also to refer to any additional amounts that may be payable with respect to such principal, premium or interest under the obligations referred to in this subsection.
Defeasance and Discharge
AstraZeneca PLC and AstraZeneca Finance may release themselves from any payment or other obligations on each series of Notes as described under “Description of Debt Securities and Guarantees — Satisfaction, Discharge and Defeasance” in the attached prospectus.
Paying Agent
The trustee, at its principal corporate trust office in The City of New York, is designated as the paying agent and security registrar. See “— Trustee” immediately below. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Trustee
The Bank of New York Mellon is the trustee under the Indenture. The trustee’s current address is The Bank of New York Mellon, Corporate Trust Office, 240 Greenwich Street, New York, NY 10286. The Bank of New York Mellon will also serve as the paying agent for the Notes. See “— Paying Agent” immediately above.
See “Description of Debt Securities and Guarantees — Concerning the Trustee” and “Description of Debt Securities and Guarantees — Default and Related Matters” in the attached prospectus for a description of the trustee’s procedures and remedies available in the event of default.

TAXATION
The following supplements the discussion under “Certain UK and U.S. Federal Tax Considerations” in the attached prospectus and is subject to the limitations and exceptions set forth therein.
The Proposed Financial Transaction Tax (“FTT”)
On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). However, Estonia has since stated that it will not participate. The Commission’s Proposal had very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions but not issuances) and persons both within and outside of the participating Member States.
The Commission’s Proposal has not yet been implemented. The Commission has stated, however, that if no agreement was reached by the participating Member States by the end of 2022, the Commission would make new proposals. The Commission stated that it would endeavor to make any such proposals by June 2024, with a view to introduce such proposals on January 1, 2026. However, at the current time, the status of the participating Member States’ negotiations, and the scope and timing of any new proposals by the Commission, remain unclear.
Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

CLEARANCE AND SETTLEMENT
The Notes will be issued in the form of global Notes that will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. We will issue one or more global Notes with respect to each series of Notes to DTC, and DTC will keep a computerized record of its direct participants (for example, your broker) whose clients have purchased the Notes. The participant will then keep a record of its clients who purchased the Notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another. We will not issue certificated Notes except in limited circumstances that we explain under “Legal Ownership — Global Securities — Special situations when the global security will be terminated” in the attached prospectus.
Beneficial interests in the global Notes will be shown on, and transfers of the global Notes will be made only through, records maintained by DTC and its participants. A description of DTC and its procedures is set forth under “Clearance and Settlement” in the attached prospectus.
We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global Notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global Notes to owners of beneficial interests in the global note.
It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global note as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with Notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with Notes held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or us.
Settlement for the Notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made in immediately available funds, except as otherwise indicated in this section.
The Notes have been accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear.
Notes	ISIN	CUSIP
AZ Finance 2028 Notes	US04636NAF06	04636NAF0
AZ Finance 2030 Notes	US04636NAG88	04636NAG8
AZ Finance 2033 Notes	US04636NAH61	04636NAH6

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated February 28, 2023, and incorporated in the pricing agreement dated February 28, 2023, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the aggregate principal amounts of each series of Notes set forth opposite the name of such underwriter.
	AZ Finance 2028 Notes	AZ Finance 2030 Notes	AZ Finance 2033 Notes
BofA Securities, Inc.	$203,500,000	$120,250,000	$92,500,000
HSBC Securities (USA) Inc.	$203,500,000	$120,250,000	$92,500,000
Mizuho Securities USA LLC	$203,500,000	$120,250,000	$92,500,000
Santander US Capital Markets LLC	$203,500,000	$120,250,000	$92,500,000
Barclays Capital Inc.	$29,334,000	$17,333,000	$13,333,000
BNP Paribas	$29,334,000	$17,333,000	$13,333,000
Citigroup Global Markets Inc.	$29,334,000	$17,333,000	$13,333,000
Deutsche Bank Securities Inc.	$29,333,000	$17,334,000	$13,333,000
Goldman Sachs & Co. LLC	$29,333,000	$17,334,000	$13,333,000
J.P. Morgan Securities LLC	$29,333,000	$17,334,000	$13,333,000
Morgan Stanley & Co. LLC	$29,333,000	$17,333,000	$13,334,000
SEB Securities, Inc.	$29,333,000	$17,333,000	$13,334,000
SG Americas Securities, LLC	$29,333,000	$17,333,000	$13,334,000
R. Seelaus & Co., LLP	$11,000,000	$6,500,000	$5,000,000
Tigress Financial Partners, LLC	$11,000,000	$6,500,000	$5,000,000
Total	$1,100,000,000	$650,000,000	$500,000,000
BofA Securities, Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and Santander US Capital Markets LLC are the joint book-running managers for this offering of Notes and are acting as representatives of the underwriters.
The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters are subject to certain conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.
The underwriters will initially offer to sell the Notes to the public at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters may sell Notes to securities dealers at the initial public offering prices minus a concession of up to 0.135% of the principal amount of the AZ Finance 2028 Notes, 0.165% of the principal amount of the AZ Finance 2030 Notes and 0.195% of the principal amount of the AZ Finance 2033 Notes. These securities dealers may allow, and such other securities dealers may reallow, a concession not in excess of 0.090% of the principal amount of the AZ Finance 2028 Notes, 0.110% of the principal amount of the AZ Finance 2030 Notes and 0.130% of the principal amount of the AZ Finance 2033 Notes, to certain other dealers. If the underwriters cannot sell all the Notes at the initial offering prices, they may change the offering prices and the other selling terms.
The Notes are new issues of securities with no established trading markets. We intend to apply to list the Notes on The Nasdaq Stock Market LLC. The underwriters have advised us that they intend to make a market in the Notes of each series, but are not obligated to do so and may discontinue market-making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading markets for the Notes.
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).
Paid by Us
Per AZ Finance 2028 Note	0.225%

Paid by Us
Per AZ Finance 2030 Note	0.275%
Per AZ Finance 2033 Note	0.325%
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
Any of these activities may have the effect of stabilizing, preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our expenses for the offering of the Notes, excluding underwriting discounts and commissions, will be approximately $3,000,000.
We have agreed to indemnify the several underwriters against various liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters are affiliates of lenders under our bank facilities, and affiliates of the underwriters may act as dealers under our EMTN Programme. We intend to use the net proceeds of the offering of the Notes for general corporate purposes, which may include the refinancing of existing indebtedness, including outstanding indebtedness under bank facilities provided by the underwriters and their affiliates. Accordingly, certain of the underwriters and/or their affiliates may receive proceeds from this offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

It is expected that delivery of the Notes will be made against payment therefore on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (such settlement being herein referred to as “T+3”). Trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

SELLING RESTRICTIONS
European Economic Area Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)   a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)   not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes is being distributed only to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.
In addition, in the United Kingdom, each underwriter has represented and agreed that the Notes may not be offered other than by an underwriter that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except:
a)   to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA);
b)   where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA;
c)   where no consideration is or will be given for the transfer;
d)   where the transfer is by operation of law;
e)   as specified in Section 276(7) of the SFA; or
f)   as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’

rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except:
a)   to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA);
b)   where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets);
c)   where no consideration is or will be given for the transfer;
d)   where the transfer is by operation of law;
e)   as specified in Section 276(7) of the SFA; or
f)   as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, AstraZeneca Finance LLC has determined, and hereby notifies all relevant persons (as defined in Sections 309A of the SFA), that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: notice on Recommendations on Investment Products).
Switzerland
Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES
Freshfields Bruckhaus Deringer US LLP, our U.S. counsel, will pass upon the validity of the Notes with respect to United States Federal law and New York State law. Freshfields Bruckhaus Deringer LLP, our English solicitors, will pass upon the validity of the Notes with respect to English law. Certain U.S. legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants in England and Wales.

PROSPECTUS
ASTRAZENECA PLC
Debt Securities
Guarantees of Debt Securities
ASTRAZENECA FINANCE LLC
Debt Securities
By this prospectus, AstraZeneca PLC and its wholly-owned subsidiary, AstraZeneca Finance LLC, may offer and sell debt securities from time to time. Debt securities of AstraZeneca Finance LLC will be fully and unconditionally guaranteed on an unsecured basis by AstraZeneca PLC.
This prospectus provides you with a general description of the securities AstraZeneca PLC and AstraZeneca Finance LLC may offer.
Each time securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
The securities will be offered and sold directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.
The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by the prospectus supplement.
Our American Depositary Shares, representing our ordinary shares, are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AZN.” Our ordinary shares are admitted to trading on the London Stock Exchange under the symbol “AZN” and are also listed on the Stockholm Stock Exchange under the symbol “AZN.” You can consult reports and other information about us that we file pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), Nasdaq, the London Stock Exchange and the Stockholm Stock Exchange at the SEC Internet website and at such exchanges.
See “Risk Factors” beginning on page 2 for a discussion of certain risks of investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 24, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “our” and “us” are to AstraZeneca PLC and its consolidated subsidiaries, references to AstraZeneca PLC are to AstraZeneca PLC exclusive of its subsidiaries, and references to AstraZeneca Finance are to AstraZeneca Finance LLC exclusive of its subsidiaries. Each of AstraZeneca PLC and AstraZeneca Finance, exclusive of their respective subsidiaries, is referred to as a “registrant,” and together as the “registrants.” The term “issuer” means either AstraZeneca PLC or AstraZeneca Finance, exclusive of their respective subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” means both AstraZeneca PLC and AstraZeneca Finance exclusive of their respective subsidiaries. The term “Guarantor” means AstraZeneca PLC, exclusive of its subsidiaries, as guarantor of debt securities offered by AstraZeneca Finance.
ASTRAZENECA PLC
We are a global, science-led, patient-focused biopharmaceutical business that focuses on the discovery, development, manufacturing and commercialization of prescription medicines, primarily for the treatment of diseases in three main therapy areas: (i) Oncology, (ii) Cardiovascular, Renal & Metabolism, and (iii) Respiratory & Immunology.
Backed by a track record of pharmaceutical innovation over more than 70 years, we have a broad range of marketed medicines that make a positive difference in healthcare. In addition to our pipeline of products in the discovery and development phases, our pipeline includes life-cycle management initiatives for approved products to bring further benefit for patients and maximize their commercial potential. As of December 31, 2020, our range of medicines included eight products with annual sales of over $1 billion each.
We are active in over 100 countries worldwide, with major research and development centers in five countries (China, Japan, Sweden, the United Kingdom (the “UK”) and the United States (the “U.S.”)), and 26 operations sites in 16 countries. As of December 31, 2020, we employed approximately 76,100 people with approximately 44% in Emerging Markets, 31% in Europe, 18% in the U.S. and 7% in the Established Rest of World (including Japan, Canada, Australia and New Zealand). Our registered office is located at 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge CB2 0AA, and our telephone number is +44-20-3749-5000.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information described under the caption “Where You Can Find More Information About Us.”
ASTRAZENECA FINANCE LLC
AstraZeneca Finance LLC (“AstraZeneca Finance”) is an indirect wholly-owned subsidiary of AstraZeneca PLC that was formed as a limited liability company on May 6, 2021 in the State of Delaware. AstraZeneca Finance is a finance subsidiary whose primary function and operations are to issue debt securities in one or more offerings and to lend or invest the proceeds to or in other AstraZeneca group companies. AstraZeneca Finance’s principal executive office is located at 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is +1-800-677-3394.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in any prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
Risk Relating to our Business
You should read “Risks and uncertainties” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to risk factors affecting our business.
Risks Relating to the Debt Securities and Guarantees
Because AstraZeneca PLC is a holding company and currently conducts its operations through subsidiaries, your right to receive payments on its debt securities is structurally subordinated to the liabilities of its subsidiaries.
AstraZeneca PLC is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. AstraZeneca PLC’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. AstraZeneca PLC’s subsidiaries are not guarantors of the debt securities AstraZeneca PLC may offer. Moreover, these subsidiaries and affiliated companies are not required and may not be able to pay dividends or otherwise distribute or advance cash to AstraZeneca PLC, which could limit the amount of funds available to meet payment obligations under AstraZeneca PLC’s debt securities.
Claims of the creditors of our subsidiaries have priority as to the assets of such subsidiaries over AstraZeneca PLC’s rights as shareholders of such subsidiaries. The terms and conditions of the debt securities and the indenture by which they are governed do not limit the amount of liabilities that our subsidiaries may incur. Consequently, in the event of AstraZeneca PLC’s insolvency, the claims of holders of debt securities issued by AstraZeneca PLC would be structurally subordinated to the prior claims of the creditors of its subsidiaries. As of March 31, 2021, our subsidiaries had $1.6 billion aggregate principal amount of indebtedness outstanding, including $0.7 billion of lease liabilities.
Debt securities issued by AstraZeneca PLC will be structurally subordinated to any debt securities issued by AstraZeneca Finance and guaranteed by AstraZeneca PLC as to the assets of AstraZeneca Finance (if any).
Debt securities issued by AstraZeneca PLC will be structurally subordinated to any debt securities issued by AstraZeneca Finance and guaranteed by AstraZeneca PLC as to the assets of AstraZeneca Finance (if any). This means that claims of the creditors of AstraZeneca Finance, including the holders of debt securities issued by AstraZeneca Finance, will have priority as to any assets of AstraZeneca Finance over our rights as an indirect shareholder of AstraZeneca Finance. Consequently, in the event of AstraZeneca Finance’s insolvency, the claims of holders of debt securities issued by AstraZeneca PLC will be structurally subordinated to the prior claims of the creditors of AstraZeneca Finance, including the holders of debt securities issued by AstraZeneca Finance.
Because the debt securities are unsecured, your right to receive payments may be adversely affected.
The debt securities that AstraZeneca PLC and AstraZeneca Finance are offering will be unsecured. To the extent that AstraZeneca PLC grants security over its assets in favor of holders of its other indebtedness, or to the extent that AstraZeneca Finance grants security over its assets in favor of holders of its other indebtedness, holders of debt securities of AstraZeneca PLC or AstraZeneca Finance, as applicable, will be effectively subordinated to the other indebtedness to the extent of the value of those assets. As of March 31, 2021, AstraZeneca PLC and AstraZeneca Finance had no secured indebtedness outstanding. If AstraZeneca

PLC or AstraZeneca Finance defaults on the debt securities, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that AstraZeneca PLC or AstraZeneca Finance have granted security over their respective assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before AstraZeneca PLC or AstraZeneca Finance can make payment on the applicable debt securities. As a result, there may be only limited assets available to make payments on the debt securities. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including the debt securities offered hereby, in the remaining assets.
Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued by AstraZeneca PLC under a different series pursuant to the indenture or the debt securities issued by AstraZeneca Finance under a separate indenture.
The debt securities issued by AstraZeneca PLC or issued by AstraZeneca Finance and guaranteed by AstraZeneca PLC are each governed by a document called an indenture, described later under “Description of Debt Securities and Guarantees.” AstraZeneca PLC and AstraZeneca Finance may issue as many distinct series of debt securities under the applicable indenture as they wish. They may also issue a series of debt securities under the applicable indenture that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities which will be contained in the prospectus supplement relating to such debt securities.
AstraZeneca PLC, AstraZeneca Finance and our other subsidiaries are not restricted in their ability to dispose of their assets by the terms of the debt securities.
AstraZeneca PLC, AstraZeneca Finance and our respective subsidiaries are generally permitted to sell or otherwise dispose of assets to another person under the terms of the debt securities and the indenture, without the consent of holders of the debt securities. If any such assets are disposed of, you will not be entitled to declare an acceleration of the maturity of the debt securities and, except in the case of the sale or conveyance of the property of AstraZeneca PLC as an entirety or substantially as an entirety where the applicable successor entity must assume the obligations under the applicable debt securities (as described under “Description of Debt Securities and Guarantees — Mergers and Similar Events” below), the disposed assets will no longer be available to support the debt securities.
In addition, the covenant in the AstraZeneca Finance indenture that governs mergers or consolidations of AstraZeneca Finance will not limit the ability of AstraZeneca Finance to sell or otherwise dispose of its property or assets, including sales or other dispositions of its property as an entirety or substantially as an entirety. This means that if AstraZeneca Finance issues debt securities under the AstraZeneca Finance indenture and later transfers its property as an entirety or substantially as an entirety to another person, these transactions would not be limited by the AstraZeneca Finance indenture unless they involved a merger or consolidation of AstraZeneca Finance or if they were to implicate the covenant that governs mergers, consolidations or the sale or conveyance of the property of AstraZeneca PLC as an entirety or substantially as an entirety.
The indentures do not limit the amount of indebtedness that AstraZeneca PLC, AstraZeneca Finance or our other subsidiaries may incur.
The indentures under which AstraZeneca PLC or AstraZeneca Finance will issue their respective debt securities do not limit the amount of unsecured indebtedness that AstraZeneca PLC, AstraZeneca Finance or our other subsidiaries may incur. In addition, neither of the indentures contains any debt covenants or provisions that afford holders of the debt securities protection in the event AstraZeneca PLC or AstraZeneca Finance participate in a highly leveraged or similar transaction.
Our credit ratings may not reflect all risks of an investment in the debt securities.
The credit ratings ascribed to any of AstraZeneca PLC’s or AstraZeneca Finance’s debt securities from time to time are intended to reflect AstraZeneca PLC’s and AstraZeneca Finance’s ability to meet their respective payment obligations in respect of the debt securities they have offered, and may not reflect the potential impact of all risks related to an investment in the debt securities or other factors relating to the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may affect the market value of the debt securities.
Should we default on our debt securities your right to receive payments on such debt securities may be adversely affected by UK insolvency laws.
AstraZeneca PLC is incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to AstraZeneca PLC are likely to proceed primarily under, and to be governed primarily by, UK insolvency law. The procedural and substantive provisions of such insolvency laws are, in certain cases, more favorable to secured creditors than comparable provisions of U.S. law.
These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors, and it may not be possible for us or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.
The debt securities lack a developed trading market, and such a market may never develop.
AstraZeneca PLC and AstraZeneca Finance may issue debt securities in different series with different terms in amounts that are to be determined. These debt securities may be listed on Nasdaq or another recognized stock exchange, or may not be listed on any exchanges. However, there can be no assurance that an active trading market will develop for any series of debt securities even if the series is listed on a securities exchange. There can also be no assurance regarding the ability of holders of AstraZeneca PLC’s or AstraZeneca Finance’s debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price, and this may result in a return that is greater or less than the interest rate on the debt security, depending on many factors, including, among other things, prevailing interest rates, our financial results, any decline in our credit-worthiness and the market for similar securities.
Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading for the debt securities or that an active public market for the debt securities will develop.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. This prospectus, including information incorporated by reference into this prospectus, may contain certain forward-looking statements with respect to our operations, performance and financial condition, including, among other things, statements about expected revenues, margins, earnings per share or other financial or other measures. Although we believe our expectations are based on reasonable assumptions, any forward-looking statements, by their very nature, involve risks and uncertainties and may be influenced by factors that could cause actual outcomes and results to be materially different from those predicted. Forward-looking statements are typically identified by words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions in such statements. Important factors that could cause actual results to differ materially from those contained in forward-looking statements, certain of which are beyond our control, include, among other things:
•
the risk of failure or delay in delivery of pipeline or launch of new medicines;

•
the risk of failure to meet regulatory or ethical requirements for medicine development or approval;

•
the risk of failure to obtain, defend and enforce effective intellectual property (“IP”) protection and IP challenges by third parties;

•
the impact of competitive pressures including expiry or loss of IP rights, and generic and biosimilar competition;

•
the impact of price controls and reductions;

•
the impact of economic, regulatory and political pressures;

•
the impact of uncertainty and volatility in relation to the UK’s exit from the EU;

•
the risk of failures or delays in the quality or execution of commercial strategies;

•
the risk of failure to maintain a supply of compliant, quality medicines;

•
the risk of illegal trade in medicines;

•
the impact of reliance on third-party goods and services;

•
the risk of failure in information technology, data protection or cybercrime;

•
the risk of failure of critical processes;

•
any expected gains from productivity initiatives are uncertain;

•
the risk of failure to attract, develop, engage and retain a diverse, talented and capable workforce, including following the consummation of the transaction with Alexion Pharmaceuticals, Inc. (“Alexion”);

•
the risk of failure to adhere to applicable laws, rules and regulations;

•
the risk of failure to meet regulatory or ethical expectations on environmental impact, including climate change;

•
the risk of the safety and efficacy of marketed medicines being questioned;

•
the risk of adverse outcome of litigation and/or governmental investigations, including relating to or following the transaction with Alexion;

•
the risk of failure to adhere to increasingly stringent anti-bribery and anti-corruption legislation;

•
the risk of failure to achieve strategic plans or meet targets or expectations;

•
the risk of failure in financial control or the occurrence of fraud;

•
the risk of unexpected deterioration in our financial position;

•
the impact that the COVID-19 global pandemic may have or continue to have on these risks, on our ability to continue to mitigate these risks, and on our operations, financial results or financial condition;

•
the risk that a condition to the closing of the transaction with Alexion may not be satisfied, or that a governmental or regulatory approval that may be required for the transaction is delayed or is obtained subject to conditions that are not anticipated;

•
the risk that we are unable to achieve the synergies and value creation contemplated by the Alexion transaction, or that we are unable to promptly and effectively integrate Alexion’s businesses;

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the impact of the pendency of the Alexion transaction;

•
the impact of substantial fees and costs in connection with the Alexion transaction;

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the risk that the unaudited pro forma condensed combined financial information of our business combined with Alexion may not be indicative of the results of operations or financial condition of the combined company following the Alexion transaction;

•
the risk that substantial additional indebtedness that we will incur in connection with the Alexion transaction could adversely affect our financial position and credit rating;

•
the impact of restrictions on our and Alexion’s business activities while the merger agreement is in effect;

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the risk that securities class action and derivative lawsuits result in substantial costs and may delay or prevent the Alexion transaction from being completed;

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the risk that the Alexion transaction may affect the application of new or existing tax rules which could result in a material impact on our cash tax liabilities and tax charge; and

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the risk that management’s time and attention are diverted on transaction-related issues or that disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships.

We caution that the foregoing list of important factors is not exhaustive and other factors could also adversely affect our future results and the completion of the Alexion transaction. The forward-looking statements speak only as of the date of this prospectus, in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus, in the case of forward-looking statements made in those incorporated documents. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by applicable law or regulation, we do not undertake to update any forward-looking statement, whether written or oral, to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We and our directors, employees, agents and advisers do not accept or assume responsibility to any other person to whom this prospectus is shown or into whose hands it may come and any such responsibility or liability is expressly disclaimed. Nothing in this prospectus should be construed as a profit forecast. For additional information about factors that could cause our results to differ materially from those described in the forward-looking statements, please see the section entitled “Risk Factors” in this prospectus as well as the risk factors disclosed in the reports that we have filed with the SEC as described in the section entitled “Where You Can Find More Information About Us.”
All written or oral forward-looking statements concerning any matters addressed in this prospectus and attributable to us or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUMMARY FINANCIAL INFORMATION
AstraZeneca PLC and AstraZeneca Finance may issue debt securities using this prospectus.
The debt securities issuable by AstraZeneca PLC will be AstraZeneca PLC’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of AstraZeneca PLC are not guaranteed by any of AstraZeneca PLC’s subsidiaries. The debt securities issued by AstraZeneca PLC will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness. The debt securities issued by AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries.
The debt securities issuable by AstraZeneca Finance will be AstraZeneca Finance’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities issued by AstraZeneca Finance will rank equally in right of payment with all of AstraZeneca Finance’s other unsecured and unsubordinated indebtedness.
The debt securities of AstraZeneca Finance are guaranteed by AstraZeneca PLC on a full and unconditional basis, but are not guaranteed by any of AstraZeneca Finance’s subsidiaries. The guarantee of AstraZeneca PLC (the “Guarantee”) will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of AstraZeneca PLC. The Guarantee will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC. The Guarantee will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. For additional details see the section titled “Description of Debt Securities and Guarantees — Guarantee.”
AstraZeneca PLC manages substantially all of its operations through divisions, branches and/or investments in subsidiaries and affiliates. Accordingly, the ability of AstraZeneca PLC to service its debt and guarantee obligations is also dependent upon the earnings of its subsidiaries, affiliates, branches and divisions, whether by dividends, distributions, loans or otherwise.
Please refer to the consolidated financial statements of AstraZeneca PLC in our Annual Report on Form 20-F and reports on Form 6-K with our quarterly financial results as filed or furnished with the SEC and incorporated by reference into this prospectus and any accompanying prospectus supplement for further financial information regarding AstraZeneca PLC and its consolidated subsidiaries.
Pursuant to Rule 13-01 and Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), we present below the summary financial information for AstraZeneca PLC, as Guarantor, excluding its consolidated subsidiaries, and AstraZeneca Finance, as the issuer, excluding its consolidated subsidiaries. The following summary financial information of AstraZeneca PLC and AstraZeneca Finance is presented on a combined basis and transactions between the combining entities have been eliminated. Financial information for non-guarantor entities has been excluded. Intercompany balances and transactions between the obligor group and the non-obligor subsidiaries are presented on separate lines.
(In millions of dollars) (unaudited)	Year ended December 31, 2020	Three months ended March 31, 2021
Total revenue	$—	$—
Gross profit	—	—
Operating loss	(45)	(20)
Loss for the period	(663)	(166)
Transactions with subsidiaries that are not issuers or guarantors	$2,637	$2,148

	At December 31, 2020	At March 31, 2021
Current assets	$26	$28
Noncurrent assets	4	4
Current liabilities	(1,720)	(1,656)
Noncurrent liabilities	(17,161)	(17,072)
Amounts due from subsidiaries that are not issuers or guarantors	7,011	6,243
Amounts due to subsidiaries that are not issuers or guarantors	$(290)	$(295)
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
AstraZeneca PLC is a public limited company incorporated under the laws of England and Wales. Substantially all of its directors and officers, and some of the experts named in this document, reside outside the U.S. All or a substantial portion of its assets, and the assets of such persons, are located outside the U.S. Therefore, you may not be able to effect service of process within the U.S. upon AstraZeneca PLC or these persons so that you may enforce judgments of U.S. courts against AstraZeneca PLC or these persons based on the civil liability provisions of the U.S. federal securities laws. There is doubt as to how the courts of England and Wales would deal with an original action relying on civil liabilities solely based on the U.S. federal securities laws and how the courts of England and Wales would enforce judgments of U.S. courts, of civil liabilities solely based on the U.S. federal securities laws.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with the Exchange Act, we file reports and other information with the SEC.
The SEC also maintains an Internet website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.
We maintain a website at www.astrazeneca.com. Information available at or through our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:
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Our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on February 16, 2021.

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Our Report on Form 6-K furnished to the SEC on April 30, 2021 which includes our interim consolidated results for the three-month period ended March 31, 2021.

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Audited financial statements of Alexion as of December 31, 2020 and 2019 and for the three years in the period ended December 31, 2020 (pages F-1 to F-68) and information under the heading “Management’s Report on Internal Control Over Financial Reporting” (pages 112 and 113) in Part II, Item 9A included in the annual report on Form 10-K for the year ended December 31, 2020 filed by Alexion with the SEC on February 8, 2021.

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Part I, Item 1 (Unaudited financial statements of Alexion for the three months ended March 31, 2021 and 2020) included in the quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed by Alexion with the SEC on April 30, 2021.

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Our Report on Form 6-K furnished to the SEC on May 24, 2021, which includes unaudited pro forma condensed combined financial information for the year ended December 31, 2020 and as at and for the three months ended March 31, 2021.

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Our Report on Form 6-K titled “IDMC has concluded that OlympiA trial of Lynparza crossed superiority boundary for invasive disease-free survival vs. placebo at planned interim analysis” furnished to the SEC on February 17, 2021.

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Our Report on Form 6-K titled “Voluntary withdrawal of Imfinzi indication in advanced bladder cancer in the United States” furnished to the SEC on February 22, 2021.

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Our Report on Form 6-K titled “Further update on US regulatory review of Roxadustat in anaemia of chronic kidney disease” furnished to the SEC on March 2, 2021.

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Our Report on Form 6-K titled “US Court decision favouring Symbicort in patent litigation” furnished to the SEC on March 3, 2021.

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Our Report on Form 6-K titled “AstraZeneca to supply the US with up to half a million additional doses of the potential COVID-19 antibody treatment AZD7442” furnished to the SEC on March 16, 2021.

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Our Report on Form 6-K titled “Divestment of Viela Shareholding completed” furnished to the SEC on March 16, 2021.

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Our Report on Form 6-K titled “AstraZeneca US vaccine trial met primary endpoint in preventing COVID-19 at interim analysis” furnished to the SEC on March 22, 2021.

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Our Report on Form 6-K titled “AZD1222 US Ph3 primary analysis confirms efficacy” furnished to the SEC on March 25, 2021.

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Our Report on Form 6-K titled “Update on the DARE-19 Phase III trial for Farxiga in COVID-19” furnished to the SEC on April 12, 2021.

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Our Report on Form 6-K titled “Tagrisso approved in China in early lung cancer” furnished to the SEC on April 14, 2021.

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Our Report on Form 6-K titled “U.S. clearance of the proposed acquisition of Alexion” furnished to the SEC on April 16, 2021.

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Our Report on Form 6-K titled “Selumetinib recommended for approval in the EU by CHMP as the first medicine for paediatric patients with neurofibromatosis type 1 and plexiform neurofibromas” furnished to the SEC on April 26, 2021.

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Our Report on Form 6-K titled “Tagrisso adjuvant receives positive CHMP opinion” furnished to the SEC on April 26, 2021.

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Our Report on Form 6-K titled “Nirsevimab MELODY Phase III trial met primary endpoint of reducing RSV lower respiratory tract infections in healthy infants” furnished to the SEC on April 26, 2021.

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Our Report on Form 6-K titled “Farxiga approved in the US for the treatment of chronic kidney disease in patients at risk of progression with and without type-2 diabetes” furnished to the SEC on May 4, 2021.

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Our Report on Form 6-K titled “Imfinzi and tremelimumab with chemotherapy demonstrated overall survival benefit in POSEIDON trial for 1st-line Stage IV non-small cell lung cancer” furnished to the SEC on May 7, 2021.

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Our Report on Form 6-K titled “AstraZeneca shareholders vote in favour of proposed acquisition of Alexion” furnished to the SEC on May 11, 2021.

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Our Report on Form 6-K titled “Results of Annual General Meeting held on 11 May 2021” furnished to the SEC on May 11, 2021.

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Our Report on Form 6-K titled “AstraZeneca COVID-19 vaccine Vaxzevria authorised for emergency use in Japan” furnished to the SEC on May 21, 2021.

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All other documents we file pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities and, to the extent designated therein, reports furnished to the SEC on Form 6-K, in each case with effect from the date that such document or report is so filed or furnished.

For the avoidance of doubt, the contents of any website included in the documents listed above are not incorporated into, and do not form a part of, this prospectus supplement.
Our Form 20-F contains a summary description of our business, audited consolidated financial statements with a report thereon by our independent auditors, and management’s assessment of internal control over financial reporting with a report on the effectiveness of internal control over financial reporting by our independent auditors. The financial statements are prepared in accordance with International Financial Reporting Standards (or IFRS) as adopted by the European Union and IFRS as issued by the International Accounting Standards Board (or IASB).
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from either of the below:
AstraZeneca PLC The Company Secretary 1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA England Tel. No.: +44-20-3749-5000	AstraZeneca PLC Investor Relations 1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA England Tel. No.: +44-20-3749-5000
We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. General corporate purposes may include research, development and commercialization of our product pipeline, acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

LEGAL OWNERSHIP
Street Name and Other Indirect Holders
Investors who hold securities in accounts at banks or brokers will generally not be recognized as the legal holders of securities. This is called holding in “street name.” If you hold securities in street name, the issuers will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities as the legal holder. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle voting if it were ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

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how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders
The obligations of the issuers, as well as the obligations of the trustee and those of any third parties employed by the issuers or the trustee, extend only to the registered holders of securities. The holder of any certificate representing securities, including global securities, is the person or entity in whose name the certificate is registered. As noted above, the issuers do not have obligations to you if you hold in street name or any other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once either issuer make payment to the registered holder, the issuers have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
Global security.   A global security is a special type of indirectly held security. It will be issued in registered form. If an issuer chooses to issue securities in the form of global securities, the ultimate beneficial owners of global securities can only be indirect holders, as described above. The issuers require that the global security be registered in the name of or held by a financial institution selected by the applicable issuer.
The issuers also require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution which in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights in a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The issuers do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.
If you are an investor in securities issued only in the form of global securities, you should be aware that:
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you cannot have securities registered in your own name;

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you cannot receive physical certificates for your interest in the securities;

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you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “— Street Name and Other Indirect Holders”;

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you may not be able to sell interests in the securities to some insurance companies and other institutions required by law to own securities in the form of physical certificates;

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the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. The issuers and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. The issuers and the trustee also do not supervise the depositary in any way; and

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the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special situations when the global security will be terminated.    In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections “— Street Name and Other Indirect Holders” and “— Direct Holders.”
A permanent global debt security may only be transferred as a whole between the depositary and a nominee of the depositary or to a successor depositary or nominee.
Owners of beneficial interests in a permanent global debt security are not entitled to receive physical delivery of securities in definitive form unless:
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the depositary notifies the applicable issuer that it is unwilling or unable to continue as depositary, or if the depositary is no longer qualified as a clearing agency under applicable law and the applicable issuer has not appointed a successor depositary;

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the applicable issuer decides at any time and in its sole discretion not to have any of the securities represented by registered securities in global form;

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an event of default on the securities has occurred and has not been cured; or

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any other circumstances for terminating a global security as described in the applicable prospectus supplement have occurred.

When a global security terminates, the depositary, and not the issuers or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
In this section references to AstraZeneca PLC refer only to AstraZeneca PLC and not to any of its subsidiaries. References to AstraZeneca Finance refer only to AstraZeneca Finance LLC and not to any of its subsidiaries or any other subsidiaries of AstraZeneca PLC. The term “issuer,” “we,” “our” and “us” means each of AstraZeneca PLC and AstraZeneca Finance LLC, as applicable, exclusive of their respective subsidiaries. The term “Guarantor” means AstraZeneca PLC, exclusive of its subsidiaries, as guarantor of debt securities that may be issued by AstraZeneca Finance.
AstraZeneca PLC may issue debt securities using this prospectus. The debt securities will be AstraZeneca PLC’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. AstraZeneca Finance may also issue debt securities using this prospectus. The debt securities will be AstraZeneca Finance’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of AstraZeneca Finance will be guaranteed by AstraZeneca PLC (each, a “Guaranty” and, collectively, the “Guarantees”). The Guarantees will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the Guarantor.
The debt securities issued by AstraZeneca PLC may be issued under an indenture (the “AstraZeneca PLC indenture”), between AstraZeneca PLC, as the issuer, and The Bank of New York Mellon, as trustee. See “— The Trustee” below.
The debt securities issued by AstraZeneca Finance LLC may be issued under an indenture (the “AstraZeneca Finance indenture” and, together with the AstraZeneca PLC indenture, the “indentures” and each of them an “indenture”), among AstraZeneca Finance LLC, as the issuer, AstraZeneca PLC, as the guarantor, and The Bank of New York Mellon, as trustee.
In this description “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Names and Other Indirect Holders” above.
General
This section summarizes the material provisions of the indentures, the debt securities and the guarantees. Because it is a summary, it does not describe every aspect of the applicable indenture, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all of the indenture provisions, including some of the terms used and defined in the indentures. We describe the meaning of only the more important terms in this prospectus. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of each indenture in this prospectus or in the applicable prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement.
The applicable indenture and its associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. Each indenture is an exhibit included or incorporated by reference into this prospectus. See “Where You Can Find More Information About Us” for information on how to obtain a copy.
The debt securities issued by AstraZeneca PLC will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. The debt securities of AstraZeneca PLC are unsecured obligations and are not guaranteed by any of AstraZeneca PLC’s subsidiaries.
The debt securities issued by AstraZeneca Finance will rank equally in right of payment with all of AstraZeneca Finance’s other unsecured and unsubordinated indebtedness except for indebtedness that is preferred under applicable law. The debt securities issued by AstraZeneca Finance will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca Finance (if any). The debt securities of AstraZeneca Finance are unsecured obligations, are guaranteed by AstraZeneca PLC, but are not guaranteed by any of AstraZeneca Finance’s subsidiaries.
The debt securities of AstraZeneca Finance will be guaranteed by AstraZeneca PLC. AstraZeneca PLC’s guarantee will rank equally in right of payment with all of AstraZeneca PLC’s other unsecured and unsubordinated indebtedness, including debt securities issued by AstraZeneca PLC, except for indebtedness that is preferred under applicable law. The guarantees of AstraZeneca PLC will be structurally subordinated to any indebtedness incurred by the subsidiaries of AstraZeneca PLC as to the assets of such subsidiaries. The guarantees are unsecured obligations of AstraZeneca PLC and are not guaranteed by any of AstraZeneca PLC’s other subsidiaries.
The Trustee
The Bank of New York Mellon is the trustee under each of the indentures. As trustee, it has two main roles:
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first, it can enforce your rights against the applicable issuer if the applicable issuer defaults on debt securities issued under each indenture. There are some limitations on the extent to which the trustee may act on your behalf, described under “— Defaults and Related Matters — Remedies if an event of default occurs” below; and

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second, the trustee performs administrative duties for the issuers, such as sending you interest payments and notices.

Types of Debt Securities
Neither of the indentures limits the amount of debt securities that the applicable issuer can issue. Each of the indentures provides that debt securities may be issued in one or more series up to the aggregate principal amount as the applicable issuer authorizes from time to time. All debt securities of one series need not be issued at the same time, and the applicable issuer may reopen any series, without the consent of a holder of that series, to issue additional debt securities of the same series.
The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
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whether the debt securities are issued by AstraZeneca PLC, AstraZeneca Finance LLC or both of them, and whether debt securities will benefit from one or more guarantees;

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the title of the series of debt securities;

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the aggregate principal amount of debt securities and any limit on the aggregate principal amount of the series of debt securities;

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any exchange on which the debt securities will be listed;

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the date or dates on which the applicable issuer will repay the principal amount of the series of debt securities or the method by which the date or dates will be determined;

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any rate or rates at which the series of debt securities will bear interest or the method by which the interest rate or rates will be determined;

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the date or dates from which any interest on the series of debt securities will accrue, the dates on which interest will be payable and the record dates for interest payments and the method by which interest will be calculated if different to a 360-day year of twelve 30-day months;

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the place or places where the principal and any interest on debt securities will be payable if other than the corporate trust office of the trustee in New York, New York;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which the applicable issuer may redeem the series of debt securities in whole or in part;

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any right or obligation to redeem, repay or purchase the debt securities as a result of any sinking fund or similar provisions, or at the option of the holder of the debt securities and the period or periods within which, the price or prices at which and every other term and condition upon which the debt securities will be redeemed, repaid or purchased;
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the denominations in which debt securities of the series are issuable, if other than denominations of $2,000 and any whole multiple of $1,000 in excess thereof;

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the portion of the principal amount of the series of debt securities payable if an acceleration of the maturity of the debt securities is declared or provable in bankruptcy, if other than the principal amount;

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the currency, including any composite currency, of payment of the principal, premium, if any, and interest on the series of debt securities if other than U.S. dollars;

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whether the applicable issuer or a holder of debt securities may elect to have the principal, premium, if any, or interest on the series of debt securities paid in a currency or composite currency other than the currency in which the debt securities are stated to be payable, and if so, any election period and the terms and conditions governing such an election;

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whether the applicable issuer will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

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any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities and how these amounts will be determined if they are not fixed when the debt securities are issued;

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the forms of the series of debt securities;

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the applicability of the provisions described later under “— Satisfaction, Discharge and Defeasance”;

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any authenticating or paying agents, transfer agents or registrars or any other agents acting in connection with the debt securities other than the trustee;

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if applicable, a discussion of any additional or alternative material U.S. federal income and UK tax considerations; and

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any other special features of the series of debt securities. (Section 2.08)

The applicable issuer may issue the debt securities as original issue discount securities, which are debt securities offered and sold at a substantial discount to their stated principal amount. (Section 1.01)
Guaranty
Unless otherwise provided in the prospectus supplement relating to debt securities of any series of AstraZeneca Finance, each series of AstraZeneca Finance’s debt securities shall be fully and unconditionally guaranteed by the Guarantor as to (i) the prompt payment by AstraZeneca Finance of the outstanding principal of such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, (ii) the prompt payment by AstraZeneca Finance of any interest and any premium payable with respect to the outstanding principal of all such debt securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise and (iii) the payment of all other sums owing from AstraZeneca Finance under such debt securities when and as the same shall become due, all in accordance with the terms of such debt securities and the AstraZeneca Finance indenture (the payment obligations by AstraZeneca PLC identified in subparagraphs (i) through (iii) being collectively referred to herein as the “Guaranteed Obligations”). All payments by the Guarantor shall be made in lawful money of the United States of America. Each Guaranty shall be unsecured and unsubordinated indebtedness of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor.
Each Guaranty shall terminate and be of no further force and effect (i) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all applicable debt securities then outstanding and all other Guaranteed Obligations of the Guarantor then due and owing or (ii) upon legal or covenant defeasance of AstraZeneca Finance’s obligations in accordance with the terms of the AstraZeneca Finance indenture or the full satisfaction and discharge of the AstraZeneca Finance indenture with respect to all series of debt securities issued thereunder; provided that all Guaranteed Obligations incurred to the date of such satisfaction and discharge have been paid in full.
Under the AstraZeneca Finance indenture, the Guarantor is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, a State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. The Guarantor is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. Its ability to take some of these actions is restricted in the following ways:
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any successor to the Guarantor must assume the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture; and

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if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of the Guarantor’s obligations in relation to the Guarantees and under the AstraZeneca Finance indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.” (Section 8.01)

Each Guaranty shall provide that in the event of a default in the payment of principal of and any interest and any premium which may be payable by AstraZeneca Finance in respect of the debt securities issued by AstraZeneca Finance, the holder of such debt securities may institute legal proceedings directly against the Guarantor to enforce the Guaranty without proceeding first against AstraZeneca Finance.
Overview of the Remainder of this Description
The remainder of this description summarizes:
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Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where the applicable issuer makes payments.

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Your right to receive payment of additional amounts due to changes in the tax withholding requirements of various jurisdictions.

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Your rights under several special situations, such as if the applicable issuer merges with another company or if the applicable issuer wants to redeem the debt securities for tax reasons.

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Covenants contained in the applicable indenture that restrict AstraZeneca PLC’s ability to incur liens and undertake sale and leaseback transactions. A particular series of debt securities may have different covenants.

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Your rights if there is a default under the applicable indenture.

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Your rights if the applicable issuer wants to modify the applicable indenture.

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The relationship of the issuers with the trustee.

Additional Mechanics
Exchange and Transfer
The debt securities will be issued only in fully registered form without interest coupons in denominations of $2,000 or whole multiples of $1,000 in excess thereof. You may have your debt securities broken into more debt securities of smaller denominations of whole multiples of $1,000 (but not less than a minimum denomination of $2,000) or combined into fewer debt securities of larger denominations of whole multiples of $1,000, as long as the total principal amount is not changed. (Section 2.08) This is called an exchange.
You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as the agent for the issuers for registering debt securities in the names of holders and for transferring registered debt securities. Each issuer may change this appointment to another entity or perform the service by itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 3.03)
You may not exchange your registered debt securities for bearer securities.

There will be no service charge for any exchange or registration of transfer of the debt securities, but the applicable issuer may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any exchange or registration of transfer. (Section 2.13)
The transfer or exchange of a registered debt security may be made only if the security registrar is satisfied with your proof of ownership.
If the debt securities are redeemable and the applicable issuer redeems less than all of the debt securities of a particular series, such issuer may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day the applicable issuer first mails the notice of redemption and ends on the day of that mailing. The applicable issuer may also refuse to register transfers or exchanges of debt securities selected or called for redemption. However, the applicable issuer will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 2.13)
Payment and Paying Agents
The applicable issuer will pay interest to you if you are a direct holder of debt securities at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the record date and is stated in the applicable prospectus supplement. (Section 2.12)
Unless provided otherwise in the applicable prospectus supplement, the applicable issuer will pay interest, principal and any other money due on debt securities in registered form at the corporate trust office of The Bank of New York Mellon in the Borough of Manhattan, The City and State of New York as paying agent for the debt securities. That office is currently located at The Bank of New York Mellon, 240 Greenwich, New York, New York 10286. At its option, the applicable issuer may pay interest on any debt securities by check mailed to the registered holders. (Sections 3.01, 3.02 and 3.03)
Some of the debt securities may be denominated, and payments may be made, in currencies other than U.S. dollars or in composite currencies. A summary of any special considerations which apply to these debt securities is in the applicable prospectus supplement.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
The applicable issuer may arrange for additional payment offices, or may cancel or change these offices, including the use of the trustee’s corporate trust office. These offices are called paying agents. The applicable issuer may also choose to act as its own paying agent, but must always maintain a paying agency in the Borough of Manhattan, The City and State of New York. Whenever there are changes in the paying agents for any particular series of debt securities the applicable issuer must notify the trustee. (Sections 3.03 and 3.04)
Payment of Additional Amounts
Payment of Additional Amounts by AstraZeneca PLC
Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca PLC or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca PLC under any series of AstraZeneca PLC debt securities, AstraZeneca PLC will (subject to compliance by holders of such AstraZeneca PLC debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that AstraZeneca PLC shall not be required to make any payment of additional amounts for or on account of:

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

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any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the U.S. Internal Revenue Service (the “IRS”) under or with respect to FATCA;

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any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or

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any combination of the exceptions listed above. (Section 3.02)

Payment of Additional Amounts by AstraZeneca Finance and the Guarantor
Unless provided otherwise in the applicable prospectus supplement, if any deduction or withholding for any present or future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the Relevant Taxing Jurisdiction of AstraZeneca Finance or

the Guarantor (as applicable) or any political subdivision or taxing authority thereof or therein shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by AstraZeneca Finance or the Guarantor under any series of AstraZeneca Finance debt securities, AstraZeneca Finance or the Guarantor, as applicable, will (subject to compliance by the holders of such AstraZeneca Finance debt securities with any administrative requirements) pay such additional amounts as may be necessary in order that the net amounts paid to the holders after such deduction or withholding, shall be not less than the amounts to which the holders are entitled had no such withholding or deduction been required; provided, however, that neither AstraZeneca Finance nor the Guarantor shall be required to make any payment of additional amounts for or on account of:
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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that the holder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or is or has been engaged in a trade or business in, or maintains or has maintained a permanent establishment in, or is or has been physically present in, the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or otherwise has or has had some connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein other than the holding or ownership of the debt security or the collection of principal, premium or interest, if any, on, or the enforcement of, the debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant debt security was presented more than 30 days after the date on which such payment became due or was provided for, whichever is later;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which is payable otherwise than by deduction or withholding from payments on or in respect of the relevant debt security;

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any present or future tax, levy, impost or other governmental charge which would not have been so imposed, assessed, levied or collected but for the failure of the holder or beneficial owner of the relevant debt security to comply with any certification, identification or other reporting requirements concerning the holder’s or the beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein, if compliance is required by treaty or by statute, regulation or administrative practice of such jurisdiction or of any such political subdivision or taxing authority thereof or therein as a condition to relief or exemption from such tax, levy, impost or other governmental charge;

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any present or future tax, levy, impost or other governmental charge which the holder would have been able to avoid by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form requested by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom;

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any present or future tax, levy, impost or other governmental charge which is required by Sections 1471 through 1474 (“FATCA”) of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future U.S. Treasury regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA (an “IGA”), any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an IGA, or any agreement with the IRS under or with respect to FATCA;

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any present or future tax, levy, impost or other governmental charge which is imposed or withheld because the holder of the debt security is (1) considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the Code) of the issuer of the debt security or (2) a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the debt security;

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any present or future tax, levy, impost or other governmental charge which is imposed because the holder (1) is a bank purchasing the debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the debt security for investment purposes only nor (B) buying the debt security for resale to a third party that either is not a bank or will hold the debt security for investment purposes only;

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any present or future tax, levy, impost or other governmental charge which is imposed, assessed, levied or collected in respect of a payment under or with respect to a debt security to any holder of the relevant debt security that is a fiduciary, partnership or a person other than the sole beneficial owner of such payment or debt security to the extent that the beneficiary or settlor with respect to the fiduciary, member of that partnership or beneficial owner would not have been entitled to the additional amounts or would not have been subject to such tax, levy, impost or charge had that beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or

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any combination of the exceptions listed above. (Section 3.02)

The Relevant Taxing Jurisdiction for AstraZeneca PLC, as issuer or Guarantor, is the jurisdiction in which it is resident for tax purposes (presently, the UK) and for AstraZeneca Finance is the United States.
In respect of payments by either AstraZeneca PLC or AstraZeneca Finance, no additional amounts shall be paid in the event that the obligation to pay additional amounts is the result of the issuance of definitive registered securities to a holder of predecessor securities at such holder’s request upon the occurrence of an event of default and at the time payment is made definitive registered securities have not been issued in exchange for the entire principal amount of the predecessor securities.
At least 5 business days prior to each date on which any payment under or with respect to the debt securities of any series is due and payable (unless such obligation to pay additional amounts arises after the 5th business day prior to the date on which payment under or with respect to the debt securities of such series is due and payable, in which case it will be promptly thereafter), if an issuer or the Guarantor (with respect to a series of AstraZeneca Finance debt securities) will be obligated to pay additional amounts with respect to such payment, the applicable issuer or the Guarantor (with respect to such series of AstraZeneca Finance debt securities), as the case may be, will deliver to the trustee an officers’ certificate stating that such additional amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the trustee to pay such additional amounts to the holders of the debt securities of such series on the payment date.
Mergers and Similar Events
AstraZeneca PLC
AstraZeneca PLC is generally permitted to consolidate or merge with another company or other entity that is organized under the laws of the UK, a State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca PLC is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to such other entity. AstraZeneca PLC’s ability to take some of these actions is restricted in the following ways:
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any entity succeeding us must assume our obligations in relation to the debt securities and the guarantees under the applicable indenture; and

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if the succeeding entity is resident for tax purposes other than in the UK, the succeeding entity’s assumption of our obligations in relation to the debt securities and guarantees under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.” (Section 8.01)

It is possible that the merger, sale, or lease of all or substantially all of our assets would cause a principal property of ours or of a restricted subsidiary of ours or shares of stock or indebtedness of any of our restricted subsidiaries to become subject to a lien giving other lenders preferential rights in that property over holders of debt securities. We have promised to limit these preferential rights on our property, called liens, as discussed under “— Limitation on Liens.” If a merger or other transaction would create any impermissible liens on our property, we must grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 8.02)
AstraZeneca Finance LLC
AstraZeneca Finance is generally permitted to consolidate or merge with another person that is organized under the laws of the UK, any State of the U.S. or any other country which is a member of the Organization for Economic Cooperation and Development. AstraZeneca Finance’s ability to take some of these actions is restricted in the following ways:
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any entity succeeding AstraZeneca Finance must assume AstraZeneca Finance’s obligations in relation to the debt securities and under the AstraZeneca Finance indenture;

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the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the Guaranty shall apply to AstraZeneca Finance’s successor’s obligations under AstraZeneca Finance’s debt securities and the AstraZeneca Finance indenture; and

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if the succeeding entity is resident for tax purposes elsewhere than the U.S., the succeeding entity’s assumption of AstraZeneca Finance’s obligations in relation to the debt securities under the applicable indenture must include the obligation to pay any additional amounts as described under “— Payment of Additional Amounts.” (Section 8.01)

AstraZeneca Finance is also generally permitted to sell or convey its property as an entirety or substantially as an entirety to another person, and these actions are not limited under the AstraZeneca Finance indenture.
Optional Tax Redemption
Unless provided otherwise in the applicable prospectus supplement, the applicable issuer has the option to redeem the debt securities in the situations described below. The redemption price for the debt securities, other than debt securities issued with original issue discount, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. (Section 11.06) The redemption price for debt securities issued with original issue discount will be specified in the applicable prospectus supplement. The applicable issuer must give you between 10 and 60 days’ notice before redeeming the debt securities. (Section 11.02)
The first situation is where, as a result of a change or amendment to any law or related regulation or ruling of the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, or any change in an application or interpretation of such laws, regulations or rulings, or any change in application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or a political subdivision thereof is party, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.
This first situation applies only in the case of changes, amendments, applications, interpretations or executions that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.
The second situation is where, as a result of action taken by a taxation authority of, or any action brought in a court of competent jurisdiction in, the Relevant Taxing Jurisdiction of the applicable issuer or the Guarantor or any political subdivision or taxing authority thereof or therein, which action is taken or brought on or after the date specified in the prospectus supplement for the applicable series of debt securities, (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “— Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available. This second situation applies only in the case of actions taken on or after the date specified in the prospectus supplement for the applicable series of debt securities. If the applicable issuer or the Guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor is resident for tax purposes, rather than the jurisdiction in which the applicable issuer or the Guarantor is resident for tax purposes, and the applicable date will be the date such entity became the successor to the applicable issuer or the Guarantor, rather than the date specified in the preceding sentence.
The third situation is where, as a result of any delivery or requirement to deliver definitive, registered securities (having used all reasonable efforts to avoid having to issue such definitive registered securities), (i) the applicable issuer or the Guarantor would have to pay additional amounts as described under “—Payment of Additional Amounts” or (ii) a subsidiary of the applicable issuer or the Guarantor would be required to deduct or withhold tax on any payment to the issuer or the Guarantor to enable the issuer or the Guarantor to make any payment of principal or interest in respect of the debt securities, and in either case this cannot be avoided by the use of reasonable measures available.
The fourth situation is where, if the person formed by a consolidation of the applicable issuer or Guarantor or into which the applicable issuer or Guarantor is merged or to which the applicable issuer or the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a holder additional amounts in respect of any tax, assessment or governmental charge which is imposed on any such holder or required to be withheld or deducted from any payment to such holder as a consequence of such consolidation, merger, conveyance, transfer or lease. (Section 11.06)
Covenants
Limitation on Liens
Some of the property of AstraZeneca PLC and its subsidiaries may be subject to a mortgage, pledge, assignment, charge or other legal mechanism that gives a lender preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over the general creditors of AstraZeneca PLC and its subsidiaries, if such lender is not repaid. These preferential rights are generally called liens.
AstraZeneca PLC undertakes that it and certain of its subsidiaries, which we refer to as “restricted subsidiaries,” will not become obligated on any new debt for borrowed money that is secured by a lien on any principal property or on any shares of stock or indebtedness of any of its restricted subsidiaries unless AstraZeneca PLC grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 3.09)
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Restricted subsidiary means any wholly-owned subsidiary of AstraZeneca PLC:

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with substantially all of its property located within the UK or the U.S.; and

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which owns a principal property, but does not include any wholly-owned subsidiary principally engaged in leasing or in financing installment receivables or principally engaged in financing the operations of us and our consolidated subsidiaries.

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A wholly-owned subsidiary means any corporation in which control, directly or indirectly, of all of the stock with ordinary voting power to elect the board of directors of that corporation is owned by AstraZeneca PLC, or by one or more of its wholly-owned subsidiaries or by AstraZeneca PLC and one or more of its wholly-owned subsidiaries.

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A subsidiary, with respect to any person, is any corporation in which that person owns or controls directly or indirectly at least a majority of stock with ordinary voting power to elect a majority of the board of directors.

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Principal property means any manufacturing plant or facility or any research facility owned by AstraZeneca PLC or any restricted subsidiary. A principal property must also be located within the UK or the U.S. and have a gross book value (before deducting any depreciation reserve) exceeding 2% of AstraZeneca PLC’s consolidated net tangible assets. Principal property does not include:

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any plant or facility or research facility which in the opinion of our board of directors is not materially important to the total business conducted by us and our subsidiaries; or

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any portion of a property described above which, in the opinion of our board of directors, is not materially important to the use or operation of the property. (Section 1.01)

AstraZeneca PLC does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties and the shares of stock or indebtedness of its restricted subsidiaries is no more than 15% of its consolidated net tangible assets. (Section 3.09)
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Our consolidated net tangible assets mean AstraZeneca PLC’s consolidated total assets, after deducting:

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all liabilities due within one year (other than short-term borrowings and long-term debt due within one year); and

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all goodwill, trade names, trademarks, patents and other similar types of intangible assets as shown on the audited consolidated balance sheet contained in the latest annual report to our shareholders. (Section 1.01)

This restriction on liens does not apply to debt secured by a number of different types of liens. These types of liens include the following:
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any lien on property, shares of stock or indebtedness of any corporation existing at the time the corporation becomes a restricted subsidiary;

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any lien on property or shares of stock existing at the time of acquisition of that property or those shares of stock, or to secure the payment of all or any part of the purchase price of that property or those shares of stock, or to secure any debt incurred before, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of the shares of stock and, in the case of property, the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of the commercial operation of the property, where the debt is incurred to finance all or any part of the purchase price;

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any lien securing debt owed to AstraZeneca PLC or to any of its restricted subsidiaries by AstraZeneca PLC or any of its restricted subsidiaries;

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any lien existing as of the date of the applicable indenture;

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any lien on a principal property to secure debt incurred to finance all or part of the cost of improving, constructing, altering or repairing any building, equipment or facilities or of any other improvements on all or any part of that principal property, if the debt is incurred before, during, or within twelve months after completing the improvement, construction, alteration or repair;

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any lien on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, where the lien existed either at the time the corporation is merged, consolidated or amalgamated with either AstraZeneca PLC or a restricted subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the property of a corporation to AstraZeneca PLC or a restricted subsidiary;

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any lien arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;

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any lien arising by operation of law over any credit balance or cash held in any account with a financial institution;

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any rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of AstraZeneca PLC and/or for the benefit of any restricted subsidiary;

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any lien incurred or deposits made in the ordinary course of business, including but not limited to:

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any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other similar liens;

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any liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; and

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any easements, rights-of-way, restrictions and other similar charges;

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any liens incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business;

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any lien securing taxes or assessments or other applicable governmental charges or levies;

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any extension, renewal or replacement or successive extensions, renewals or replacements, in whole or in part, of any lien included in the preceding paragraphs or of any of the debt secured under the preceding paragraphs, so long as the principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement, and that the extension, renewal or replacement lien is limited to all or any part of the same property or shares of stock that secured the lien extended, renewed or replaced (including improvements on that property), or property received or shares of stock issued in substitution or exchange; and

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any lien in favor of AstraZeneca PLC or any of its subsidiaries.

The following types of transactions will not be deemed to create debt secured by a lien and, therefore, will also not be subject to the restriction on liens:
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any liens on property of AstraZeneca PLC or a restricted subsidiary in favor of the U.S. or any State of the U.S., or the UK, or any other country, or any political subdivision of, or any department, agency or instrumentality of, these countries or states, to secure partial, progress, advance or other payments under provisions of any contract or statute including, but not limited to, liens to secure debt of pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to these liens. (Section 3.09)

Limitation on Sale and Lease-Back Transactions
Neither AstraZeneca PLC nor any of its restricted subsidiaries will enter into any sale and lease-back transaction involving a principal property without complying with this covenant.
A sale and lease-back transaction is an arrangement between AstraZeneca PLC or a restricted subsidiary and any person in which AstraZeneca PLC or the restricted subsidiary leases back for a term of more than three years a principal property that AstraZeneca PLC or the restricted subsidiary has sold or transferred to that person.
AstraZeneca PLC and its restricted subsidiaries may enter into sale and lease-back transactions provided that the total amount of attributable debt attributable to all sale and lease-back transactions plus other debt of AstraZeneca PLC or any of its restricted subsidiaries that is secured by liens (but excluding debt secured by liens on property that AstraZeneca PLC or a restricted subsidiary would be entitled to incur, assume or guarantee without equally and ratably securing the debt securities offered by this prospectus as described under “— Limitation on Liens” above) does not exceed 15% of consolidated net tangible assets.
This restriction does not apply to any sale and lease-back transaction if:
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AstraZeneca PLC or the restricted subsidiary seeking to enter into the sale and lease-back could incur, assume or guarantee debt secured by a lien on the principal property to be leased without equally and ratably securing the debt securities offered by this prospectus as a result of one or more of the exceptions to the limitation on liens as described under “— Limitation on Liens” above;

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within twelve months before or after the sale or transfer, regardless of whether the sale or transfer may have been made by AstraZeneca PLC or a restricted subsidiary, we apply an amount equal to the net proceeds of the sale or transfer (in the case of a sale or transfer for cash), or an amount equal to the fair value of the principal property so leased at the time of entering into the sale or transfer as determined by our board of directors (in the case of a sale or transfer otherwise than for cash), to:
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the retirement of indebtedness for money borrowed, incurred or assumed by AstraZeneca PLC or any restricted subsidiary which matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt, or

•
investment in any principal property or principal properties. (Section 3.09)

This restriction on sale and lease-back transactions also does not apply to any transaction between AstraZeneca PLC and a restricted subsidiary, or between restricted subsidiaries.
Attributable debt means the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the applicable indenture, compounded semi-annually) of AstraZeneca PLC’s or a restricted subsidiary’s obligation for rental payments for the remaining term of any lease in a sale and lease-back transaction. (Section 1.01)
Default and Related Matters
Events of Default
A holder of debt securities of a particular series will have special rights if any event of default occurs with respect to that series and is not cured, as described later in this subsection.
What is an event of default? An event of default means any of the following:
•
Interest — default for 30 days in the payment of any installment of interest on the series of debt securities;

•
Principal — default in the payment of all or any part of the principal of the series of debt securities when such principal becomes due and payable either at maturity, upon redemption, by acceleration or otherwise;

•
Sinking Fund Installment — default in the payment of any sinking fund installment as and when such installment becomes due and payable by the specific terms of the series of debt securities or beyond any period of grace;

•
Covenant — breach or default by the applicable issuer or the Guarantor in the performance of a covenant or warranty in respect of the debt securities of the relevant series which has not been remedied for ninety days after the applicable issuer receives written notice of the default from the trustee or the applicable issuer and the trustee receive written notice of the default from the holders of at least 25% of the principal amount of the debt securities of all affected series;

•
Bankruptcy — certain events of bankruptcy, insolvency or reorganization affecting (i) with respect to debt securities issued by AstraZeneca PLC, AstraZeneca PLC or (ii) with respect to debt securities issued by AstraZeneca Finance, AstraZeneca PLC or AstraZeneca Finance;

•
Guarantees — with respect to the debt securities issued by AstraZeneca Finance, the Guaranty ceases to be in full force or effect or AstraZeneca PLC denies or disaffirms its obligations under the Guaranty; or

•
Other — any other event of default provided in any supplemental indenture or resolution of our board of directors under which a particular series is issued or in the form of security for such series.

No event of default described in the provisions above with respect to a particular series of debt securities will necessarily constitute an event of default with respect to any other series of debt securities and the events of default for any specific series may be modified as described in the applicable prospectus supplement.
Remedies if an event of default occurs.   If an event of default, other than a “Bankruptcy” default, has occurred (but only if, in the case of a “Covenant” default, the default has occurred for less than all series of debt securities then issued under the applicable indenture and outstanding) and has not been cured, the trustee or the holders of at least 25% of the principal amount of debt securities of the affected series (each affected series voting as a separate class) may declare the principal amount (or, if the debt securities of a series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series, together with any accrued interest, to be due and payable immediately. If an event of default has occurred under “Covenant” default with respect to all of the series of debt securities then issued under the applicable indenture and outstanding, or under “Bankruptcy” default, and has not been cured, the trustee or the holders of at least 25% of the principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class) may declare the principal (or, if any debt securities are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities then issued under the applicable indenture and outstanding, together with any accrued interest, to be due and payable immediately. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series or by at least a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (voting as one class), as the case may be, if certain conditions are met. (Section 4.01)
Before a declaration of acceleration of maturity, past “Covenant” defaults that do not affect all series of debt securities then issued under the applicable indenture and outstanding may be waived by the holders of a majority in principal amount of the debt securities then outstanding of each affected series (each such series voting as a separate class). Past “Covenant” defaults that affect all series of debt securities then issued under the applicable indenture and outstanding and past “Bankruptcy” defaults may be waived by the holders of a majority in principal amount of all the debt securities then issued under the applicable indenture and outstanding (treated as one class). Default in the payment of principal of or interest on or any sinking fund installment of debt securities of any series or a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security affected may only be modified or amended with the consent of such holder. (Section 4.10)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 5.02) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may, subject to certain limitations and conditions, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also, subject to certain limitations and conditions, direct the trustee in performing any other action under the applicable indenture. (Section 4.09)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities of an applicable series, the following must occur:
•
you must give the trustee written notice that an event of default with respect to an applicable series has occurred and remains uncured;

•
the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•
the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities of the relevant series during that period. (Section 4.06)

These limitations do not apply to a suit instituted by you for the enforcement of payment of the principal or interest on a debt security of a particular series on or after the respective due dates. (Section 4.07)

With respect to debt securities issued by AstraZeneca PLC, the issuer will file annually with the trustee on or before March 31 in each year a written statement of certain of its officers certifying that, to their knowledge, the issuer has not defaulted on its covenants under the applicable indenture or else specifying any default that exists. With respect to debt securities issued by AstraZeneca Finance LLC, the issuer and the Guarantor will file annually with the trustee on or before March 31 in each year a written statement of certain of their officers certifying that, to their knowledge, the issuer and the Guarantor have not defaulted on their covenants under the applicable indenture or else specifying any default that exists. (Section 3.06)
For any series of debt securities that is a series of original issue discount securities the applicable prospectus supplement will contain provisions for the acceleration of the maturity of a portion of the principal amount of such original issue discount securities.
Modification of the Indentures and Waiver
There are three types of changes which the applicable issuer can make to the applicable indenture and any series of debt securities under the applicable indenture.
Changes not requiring approval.   The first type of change does not require any vote by holders of debt securities. Your consent is not required to do any of the following:
•
to transfer or pledge any property or assets to the trustee as security for any series of the debt securities;

•
to evidence the succession of any successor corporation to the applicable issuer or the Guarantor as described under “Mergers and Similar Events” above;

•
to evidence the succession of any successor trustee under the applicable indenture or to add to or change any provisions of the applicable indenture as necessary to provide for the appointment of an additional trustee or trustees;

•
to add to the covenants or to add additional events of default for the benefit of the holders of any series of the applicable debt securities;

•
to cure any ambiguity or to correct or supplement any provision of the applicable indenture that may be defective or inconsistent with any other provision of such indenture; or

•
to make any other provisions with respect to matters or questions arising under the applicable indenture as the board of directors of the applicable issuer or AstraZeneca PLC, as guarantor, may deem necessary or desirable and that shall not adversely affect the interests of holders of any applicable series of the debt securities in any material respect. (Section 7.01)

Changes requiring the approval of a majority of holders.   The second type of change to either indenture and the debt securities requires a vote in favor by holders of debt securities owning at least a majority of the principal amount of all series of debt securities then outstanding and affected by such charge (each affected series voting as a separate class). In this manner, any provision of the applicable indenture or any series of debt securities may be changed or eliminated unless the provision relates to a matter that requires the consent of each affected holder as discussed below. (Section 7.02)
Changes requiring your approval.   Third, there are changes that cannot be made to your debt securities without the specific approval of each affected holder. Your consent is required before the applicable issuer could do any of the following:
•
extend the final maturity of a debt security;

•
reduce the principal amount of a debt security;

•
reduce the rate or extend the time of payment of any interest on a debt security;

•
reduce any amount payable on redemption of a debt security;

•
reduce the amount of principal due and payable upon an acceleration of the maturity or provable in bankruptcy of a debt security issued at an original issue discount;

•
impair your right to sue for payment;

•
impair any right of repayment at the option of the holder;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

•
change in any manner adverse to the holders of the debt securities our obligations relating to the payment of principal and interest, and sinking fund payments; or

•
with respect to the debt securities issued by AstraZeneca Finance LLC, change, in any manner adverse to the interest of holders of the debt securities, the terms and provisions of the guarantees in respect of the due and punctual payment of principal of and interest on the debt securities. (Section 7.02)

Satisfaction, Discharge and Defeasance
The applicable issuer may terminate its repayment and obligations on a particular series of the debt securities, when:
•
such issuer has paid or caused to be paid the principal of and interest, if any, then due and payable on all outstanding debt securities of any series; or

•
such issuer has delivered to the trustee for cancellation all outstanding debt securities of any series; or

•
all the outstanding debt securities of the series that have not been delivered to the trustee for cancellation have become or will become due and payable within one year and the applicable issuer has made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name of the issuer; and

•
the applicable issuer has deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal and interest, if any, and paid all other sums payable under the applicable indenture. (Section 9.01)

The applicable issuer may legally release itself from any payment or other obligations on the debt securities of a particular series, except for various obligations described below, if such issuer, in addition to other actions, puts in place the following arrangements for you:
•
the applicable issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series a combination of money and government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
the applicable issuer must deliver to the trustee either a legal opinion of its counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same U.S. federal income tax as would be the case if the defeasance did not occur or a ruling to that effect received from or published by the IRS. (Section 9.03)

However, even if the applicable issuer takes these actions, a number of obligations relating to the debt securities will remain. These include the following obligations:
•
to register the transfer and exchange of debt securities and the right of optional redemption, if any;

•
to replace mutilated, defaced, destroyed, lost or stolen debt securities;

•
to pay principal and interest, if any, on the original stated due dates and any remaining rights of the holders to receive sinking fund payments, if any, from funds deposited with the trustee;

•
immunities of the trustee; and

•
to hold money for payment in trust. (Sections 9.01 and 9.03)

Government obligation means securities that are:
•
direct obligations of the U.S. or any foreign government of a sovereign state for the payment of which is pledged by the full faith and credit of the U.S. or such foreign government; or

•
obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the U.S. or any foreign government of a sovereign state the payment of which is unconditionally guaranteed as a full faith and credit obligation of the U.S. or such foreign government, and are not callable or redeemable at the option of the applicable issuer.
Government obligation also includes:
•
a depositary receipt issued by a bank or trust company as custodian for these government obligations, or specific payment of interest on or principal of these government obligations, held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of these government obligations, or the specific payment of interest on or principal of these government obligations, evidenced by such depositary receipt. (Section 1.01)

Notices
Each applicable issuer and the trustee will send notices only to direct holders, using their addresses registered in the trustee’s records. (Section 10.04)
Regardless of who acts as paying agent, all money that the applicable issuer pays to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders of debt securities will be repaid to the applicable issuer. After that two-year period, you may look only to the applicable issuer for payment and not to the trustee, any other paying agent or anyone else. (Section 9.05)
Governing Law
The debt securities, the guarantees and each of the indentures will be governed by and construed in accordance with the laws of the State of New York. (Section 10.08)
Concerning the Trustee
The Bank of New York Mellon acts as the trustee with respect to certain debt securities of certain of our subsidiaries.
If an event of default occurs, or an event occurs that would be an event of default if the requirements for either giving the applicable issuer notice or the applicable issuer’s default having to exist for a specified time period were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities of a series or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT
Securities issued by either issuer may be held through one or more international and domestic clearing systems. The principal clearing systems the issuers will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the U.S., Clearstream Banking S.A. (“Clearstream, Luxembourg”) in Luxembourg, and Euroclear Bank SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities issued by either issuer in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the U.S., its territories and possessions must initially hold their interests through Clearstream, Luxembourg, Euroclear, or the clearance system that is described in the applicable prospectus supplement.
The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
The issuers have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. The issuers have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. The issuers also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects the issuers’ understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has advised the issuers as follows:
•
DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in the accounts of its participants. This eliminates the need for physical movement of certificates.

•
Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•
Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•
The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg
Clearstream, Luxembourg has advised the issuers as follows:
•
Clearstream, Luxembourg is a duly licensed bank incorporated as a société anonyme under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•
Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities.

•
Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

•
Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships.

•
Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks.

•
Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer.

Euroclear
Euroclear has advised the issuers as follows:
•
Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•
Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

•
Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries.

•
Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.

•
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

•
All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems
The issuers may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system which the issuers choose will be described in the applicable prospectus supplement.

Primary Distribution
The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
The applicable issuer will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.
Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Clearstream, Luxembourg and Euroclear
We understand that investors that hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.
Securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Clearstream, Luxembourg and/or Euroclear Participants
We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.
Trading between a DTC Seller and a Clearstream, Luxembourg or Euroclear Purchaser
A purchaser of securities that are held in the account of a DTC participant must send instructions to Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Clearstream, Luxembourg or Euroclear participant. Clearstream, Luxembourg or Euroclear, as the case may be, will then instruct the common depositary for Clearstream, Luxembourg and Euroclear to receive the securities either against payment or free of payment.
The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Clearstream, Luxembourg or Euroclear cash debit will be valued as of the actual settlement date instead.
Clearstream, Luxembourg participants or Euroclear participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, participants may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their accounts one business day later.
As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the U.S.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the U.S. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

CERTAIN UK AND U.S. FEDERAL TAX CONSIDERATIONS
In this section, debt securities issued by AstraZeneca PLC are referred to as “AZ PLC Debt Securities” and debt securities issued by AstraZeneca Finance LLC are referred to as “AZ Finance Debt Securities” (together with the AZ PLC Debt Securities, the “Debt Securities”).
UNITED KINGDOM TAXATION
The following summary is of a general nature and describes certain UK tax considerations that relate to the Debt Securities and is based on current UK law and what is understood to be the practice of H.M. Revenue and Customs (“HMRC”) as of the date hereof, both of which may change (possibly with retroactive effect). It is not tax advice. The comments relate only to the position of persons who are the absolute beneficial owners of their Debt Securities and any payments in respect of such Debt Securities and may not apply to certain classes of persons such as dealers and holders who are connected with us for relevant tax purposes. This section offers general guidance only and in particular does not discuss the UK tax treatment relevant to convertible or exchangeable securities, asset linked securities or securities issued at anything other than no discount or a fixed discount to their redemption amount.
Please consult your own tax advisor concerning the consequences of owning the Debt Securities in your particular circumstances under UK law and the laws of any other taxing jurisdiction.
Interest Payments
If Debt Securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below. References to “interest” in this section mean interest as understood in UK tax law. The statements below do not take account of any different definitions of interest which may prevail under any other law or which may be created by the terms and conditions of the Debt Securities or any related documentation.
Payments of interest on AZ PLC Debt Securities will not be subject to withholding or deduction for or on account of UK taxation to the extent that the AZ PLC Debt Securities are treated as “quoted Eurobonds” within the meaning of section 987 of the Income Tax Act 2007 (the “Act”). This will be the case so long as the AZ PLC Debt Securities are listed on a “recognised stock exchange” within the meaning of Section 1005 of the Act. The Nasdaq Stock Market LLC will be a “recognised stock exchange” so long as it is registered with the SEC as a national securities exchange.
Even if the AZ PLC Debt Securities do not qualify as “quoted Eurobonds”, the withholding obligation is disapplied in respect of payments to holders who AstraZeneca PLC reasonably believes are either a UK resident company or a non-UK resident company carrying on a trade in the UK through a UK permanent establishment in respect of which the payment is required to be brought into account in calculating the non-UK resident’s UK chargeable profits, or otherwise fall within various categories enjoying a special tax status (including charities and pension funds), or are partnerships consisting of such persons (unless HMRC directs otherwise).
In all other cases, payments of interest on AZ PLC Debt Securities will generally be made after deduction of tax at the basic rate, which is currently 20%. Certain holders of Debt Securities who are resident in the U.S. may be entitled to receive payments free of deductions for or on account of UK tax under the UK — U.S. double taxation treaty and may therefore be able to obtain a direction to that effect from the appropriate taxation authority in the UK. Holders of Debt Securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction to that effect. However, such a direction will, in either case, only be issued on prior application to the relevant tax authorities by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of Debt Securities resident in another jurisdiction who is entitled to relief may subsequently claim the amount, or a proportion of the amount, as appropriate, withheld, from HMRC.
The interest on AZ PLC Debt Securities will have a UK source for tax purposes and, as such, may be subject to income tax by direct assessment even where paid without withholding. However, interest with a

UK source received without deduction or withholding on account of UK tax will effectively not be chargeable to UK tax in the hands of a person who is not resident for tax purposes in the UK unless that person carries on a trade, profession or vocation in the UK through a branch or agency (or, for holders who are companies, through a permanent establishment) in the UK in connection with which the interest is received or to which the AZ PLC Debt Securities are attributable. There are certain exceptions for interest received by certain categories of agents (such as some brokers and investment managers).
Interest paid by AstraZeneca Finance LLC on AZ Finance Debt Securities is not currently expected to have a UK source and, as such, UK withholding is not expected to be applicable to such interest payments. If such interest did have a UK source, the comments in the preceding paragraphs of this section headed “Interest Payments” would apply.
Depending on the correct legal analysis of payments made by the Guarantor as a matter of UK tax law, it is possible that payments by the Guarantor in respect of the AZ Finance Debt Securities would be subject to withholding on account of UK tax, subject to any applicable exemptions or reliefs (and noting that not all of the exemptions and reliefs set out above would necessarily be applicable).
Optional Tax Redemption
In the earlier section entitled “Description of Debt Securities and Guarantees — Optional Tax Redemption” we set out situations in which AstraZeneca PLC may redeem any AZ PLC Debt Securities or AstraZeneca Finance LLC may redeem any AZ Finance Debt Securities.
Disposal (including Redemption)
A holder of Debt Securities who is not a resident in the UK will not generally be liable to UK taxation in respect of a disposal (including redemption) of a Debt Security, any gain accrued in respect of a Debt Security or any change in the value of a Debt Security, unless, at the time of the disposal, the holder carries on a trade, profession or vocation in the UK through a branch or agency (or, for corporate holders, a permanent establishment) and the debt security was used in or for the purposes of that trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment or used or held for the purposes of the branch or agency or permanent establishment.
In general holders that are within the charge to UK corporation tax will be treated for UK tax purposes as realizing profits, gains or losses (including exchange gains and losses) in respect of the Debt Securities on a basis which is broadly in accordance with their statutory accounting treatment so long as the accounting treatment is in accordance with generally accepted accounting practice as that term is defined for UK tax purposes. Such profits, gains and losses (or, where the holder’s functional currency is not sterling, then the sterling equivalent of such profits, gains and losses as computed in the holder’s functional currency) will be taken into account in computing taxable income for UK corporation tax purposes.
For investment trusts, venture capital trusts, authorized unit trusts and open ended investment companies there are special rules whereby profits, gains or losses which are of a capital nature will not be brought into charge to UK corporation tax.
If the holder is an individual resident in the UK, he or she may have to account for capital gains tax in respect of any gains arising on a disposal of a debt security, unless the Debt Securities are “qualifying corporate bonds” within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992. If this is the case, neither chargeable gains nor allowable losses will arise on a disposal of the Debt Securities for the purposes of taxation of chargeable gains. Any capital gains would be calculated by comparing the sterling values on purchase and disposal of the securities, so a liability to tax could arise where the non-sterling amount received on a disposal was less than or the same as the amount paid for the Debt Securities.
The provisions of the accrued income scheme (the “Scheme”) may apply to certain holders who are not subject to UK corporation tax, in relation to a transfer of the Debt Securities. On a transfer of securities with accrued interest the Scheme usually applies to deem the transferor to receive an amount of income equal to the accrued interest and to treat the deemed or actual interest subsequently received by the transferee as reduced by a corresponding amount. Generally, persons who are not resident in the UK and who do not carry on a trade in the UK through a branch or agency to which the Debt Securities are attributable will not be subject to the provisions of these rules.
If the Debt Security was issued at a significant discount to its redemption amount then it may still be a “qualifying corporate bond” for a holder not within the charge to corporation tax but all profits and losses on its disposal would be taxed as income. “Significant” means more than 15% of the redemption amount or, if 15% or under, more than 0.5% of the redemption amount multiplied by the number of years to redemption.
A holder who is an individual and who ceases to be resident for tax purposes in the UK for a period of five years or less and who disposes of Debt Securities during that period may be liable to UK taxation on chargeable gains arising during the period of absence, subject to any available exemption or relief.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No liability for UK stamp duty or SDRT will arise on a transfer of, or an agreement to transfer, AZ PLC Debt Securities or AZ Finance Debt Securities if such AZ PLC Debt Securities or such AZ Finance Debt Securities (as applicable) do not carry any of the following features:
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a right of conversion (exercisable then or later) into shares or other securities or to the acquisition of shares or other securities (including securities of the same description);

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a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property (save for interest which (i) reduces in the event of the results of a business or part of a business improving, or the value of any property increasing, or (ii) increases in the event of results of a business or part of a business deteriorating, or the value of any property diminishing);

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a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

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a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

UNITED STATES TAXATION
The following discussion is a summary based on present law of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of AZ PLC Debt Securities and AZ Finance Debt Securities. This discussion addresses only (i) U.S. Holders (as defined below) who purchase Debt Securities in an offering at the original offering price and hold Debt Securities as capital assets and use the U.S. dollar as their functional currency and (ii) Non-U.S. Holders (as defined below) who purchase AZ Finance Debt Securities in an offering at the original offering price and hold AZ Finance Debt Securities as capital assets. This discussion is not a complete description of all U.S. tax considerations relating to the purchase, ownership and disposition of a Debt Security. It does not address the tax treatment of prospective purchasers subject to special rules, such as banks and certain other financial institutions, dealers in securities or currencies, traders that elect to mark-to-market, insurance companies, regulated investment companies, real estate investment trusts, investors liable for the alternative minimum tax, investors required to take certain amounts into income no later than the time such amounts are reflected on their audited financial statements, U.S. expatriates, tax-exempt entities, pass-through entities (including partnerships and S-corporations) or persons holding Debt Securities as part of a hedge, straddle, conversion or other integrated financial transaction. It also does not address the tax treatment of U.S. Holders that will hold Debt Securities in connection with a permanent establishment or fixed base outside of the United States. This summary also does not address U.S. federal taxes other than the income tax (such as the Medicare surtax on net investment income or estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations.

EACH PROSPECTIVE PURCHASER SHOULD SEEK ADVICE FROM ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES UNDER ITS OWN PARTICULAR CIRCUMSTANCES OF INVESTING IN DEBT SECURITIES UNDER THE LAWS OF THE UNITED KINGDOM, THE UNITED STATES AND ITS CONSTITUENT JURISDICTIONS AND ANY OTHER JURISDICTION WHERE THE PURCHASER MAY BE SUBJECT TO TAXATION.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Debt Securities that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation (or other business entity treated as a corporation) that is organized under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A “Non-U.S. Holder” means a beneficial owner of Debt Securities that is not a U.S. Holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
The U.S. federal income tax treatment of a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that acquires, owns or disposes of a Debt Security generally will depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partnership should consult its own advisors about the tax consequences for its partners of the acquisition, ownership or disposition of a Debt Security.
There may be further discussion of U.S. federal income tax considerations in the prospectus supplement for each series of Debt Securities.
U.S. Holders
Interest
Except as discussed below under “— Original Issue Discount,” interest on the Debt Securities (including any tax withheld therefrom and additional amounts paid in respect of such withholding) generally will be includible in the gross income of a U.S. Holder in accordance with its regular method of tax accounting for U.S. federal income tax purposes. Interest on floating rate Debt Securities will generally accrue at a hypothetical fixed rate equal to the rate at which such Debt Securities bore interest on their issue date. The amount of interest actually recognized for any accrual period will increase (or decrease) if the interest actually paid during the period is more (or less) than the amount accrued at the hypothetical rate. U.S. Holders of floating rate Debt Securities, therefore, generally will recognize income for each period equal to the amount paid during that period.
The interest from AZ PLC Debt Securities generally will be ordinary income from sources outside the United States and the interest from AZ Finance Debt Securities generally will be U.S. source ordinary income. If any UK tax is withheld from interest paid on AZ PLC Debt Securities, a U.S. Holder may, subject to certain conditions and limitations, be entitled to a foreign tax credit in respect of such tax.
A cash basis U.S. Holder receiving interest denominated in a currency other than U.S. dollars must include a U.S. dollar amount in income based on the spot exchange rate on the date of receipt whether or not the payment is converted to U.S. dollars. An accrual basis U.S. Holder (or a cash basis U.S. Holder in the case of interest, such as original issue discount, that must be accrued prior to receipt) receiving interest denominated in a currency other than U.S. dollars must include in income a U.S. dollar amount based on the average exchange rate during the accrual period (or, if an accrual period spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment in currency other than U.S. dollars, U.S. Holders that have accrued interest will recognize exchange gain or loss equal to the difference, if any, between the U.S. dollar amount of interest previously accrued and the U.S. dollar value of the payment received determined at the spot exchange rate on the date of receipt. Such exchange gain or loss will be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense.
An accrual basis U.S. Holder may elect to translate accrued interest into U.S. dollars at the spot exchange rate on the last day of the accrual period (or, if an accrual period spans two taxable years, at the exchange rate on the last day of the first taxable year for the interest accrued through that date). If accrued interest actually is received within five business days of the last day of the accrual period (or the taxable year, in the case of a partial accrual period), an electing accrual basis U.S. Holder instead may translate the accrued interest at the spot exchange rate on the date of actual receipt for purposes of translating accrued interest income into U.S. dollars (in which case no exchange gain or loss will be taken into account upon receipt). Any currency translation elections will apply to all debt instruments that the electing U.S. Holder holds or acquires as of the beginning of that taxable year. A U.S. Holder may not revoke this election without the consent of the U.S. Internal Revenue Service (the “IRS”).
For purposes of this discussion, the “spot exchange rate” generally means a rate that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency other than the U.S. dollar on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate. The “average rate” for an accrual period (or partial period) is the average of the spot exchange rates for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by a U.S. Holder.
Original Issue Discount
Debt Securities may be issued with “original issue discount” (“OID”). If the Debt Securities are issued with more than a statutory de minimis amount of OID, a U.S. Holder must accrue the OID into income on a constant yield to maturity basis, regardless of its regular method of tax accounting and whether or not it receives cash payments attributable to such OID. The Debt Securities will be issued with OID to the extent that their stated redemption price at maturity exceeds their issue price. However, a U.S. Holder will not have to accrue the OID if such excess is less than 1∕4 of 1% of the stated redemption price at maturity of the Debt Securities multiplied by the number of complete years to their maturity (“de minimis OID”). The issue price of the Debt Securities is the initial price at which a substantial amount of the Debt Securities are first sold to the public (excluding sales to underwriters, placement agents, brokers or similar persons). The stated redemption price at maturity is generally the sum of all payments due on a Debt Security other than payments of stated interest that are unconditionally payable at least annually at a single fixed rate or, subject to certain conditions, one or more “qualified floating rates” (“qualified stated interest”). Accrued OID relating to an AZ PLC Debt Security, if any, generally will be treated as ordinary income from sources outside of the United States. Accrued OID relating to an AZ Finance Debt Security, if any, generally will be treated as U.S. source ordinary income.
If the Debt Securities are issued with more than de minimis OID, a U.S. Holder generally must include in income the sum of the “daily portions” of OID with respect to a Debt Security for each day during the taxable year or portion of the taxable year in which such holder held that Debt Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a debt instrument issued with OID may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.
The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of: (i) the product of the Debt Security’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, and reduced by any payments previously made on the Debt Security other than a payment of qualified stated interest. Under these rules, a U.S. Holder will generally have to include in income increasingly greater amounts of OID in successive accrual periods.

Floating rate Debt Securities are subject to special OID rules. In the case of a floating rate Debt Security, both the yield to maturity and qualified stated interest will be determined as though the floating rate Debt Security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable on the date of issue or, in the case of certain floating rate Debt Securities, the rate that reflects the yield to maturity that is reasonably expected for the floating rate Debt Security. In certain cases, floating rate Debt Securities that bear stated interest and are issued at par may have OID, with the result that the inclusion of interest in income may vary from the actual cash payments of interest made on such floating rate Debt Securities.
If AstraZeneca PLC or AstraZeneca Finance LLC has an unconditional option to redeem a Debt Security, for purposes of determining the yield and maturity of the Debt Instrument under the OID rules, the option will be presumed to be exercised if, utilizing an early redemption date and the amount payable on such date, the yield on the Debt Security would be lower than its yield to stated maturity. If the option is not exercised when presumed to be exercised, for purposes of computing future accruals of OID, the Debt Security would be treated as if it were retired and a new Debt Security were issued on the presumed exercise date for an amount equal to the Debt Security’s adjusted issue price on that date.
OID on a Debt Security that is denominated in a single currency other than U.S. dollars will be determined for any accrual period in the applicable currency and then translated into U.S. dollars in the same manner as other interest income accrued by an accrual method U.S. Holder, as described above under “— Interest.” A U.S. Holder will recognize exchange gain or loss when OID is paid to the extent of the difference between the U.S. dollar amount of the accrued OID and the U.S. dollar value of the currency received based on the spot exchange rate on the date of receipt. Such exchange gain or loss will be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense. For this purpose, all payments (other than qualified stated interest) on a Debt Security will first be viewed as payments of previously accrued OID, with payments considered made for the earliest accrual periods first.
A U.S. Holder may elect to treat all interest on a Debt Security as OID applying the constant yield method described above to accrue such interest, with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, acquisition discount, and unstated interest, as adjusted by any amortizable bond premium. In applying the constant yield method to a Debt Security with respect to which this election has been made, the issue price of a Debt Security will equal the electing U.S. Holder’s adjusted basis in the Debt Security immediately after its acquisition, the issue date of the Debt Security will be the date of its acquisition by the electing U.S. Holder, and no payments on the Debt Security will be treated as payments of qualified stated interest. If a U.S. Holder makes this election, it will apply only to the Debt Security with respect to which it is made and the U.S. Holder may not revoke it without the consent of the IRS. A U.S. Holder making this election with respect to a Debt Security with bond premium will be deemed to have made the election (discussed below in “— Bond Premium”) to amortize bond premium currently with respect to all debt instruments with bond premium held or acquired by such U.S. Holder as of the beginning of that taxable year.
Short-Term Debt Securities
A U.S. Holder of a Debt Security with a maturity of one year or less (a “Short-Term Debt Security”) will be subject to special rules. The OID rules do not treat interest payments on a Short-Term Debt Security as qualified stated interest, but instead treat a Short-Term Debt Security as having OID determined by including stated interest payments in a Short-Term Debt Security’s stated redemption price at maturity. Except as noted below, a cash basis U.S. Holder of a Short-Term Debt Security generally will not be required to accrue OID currently, but will be required to treat any gain realized on a sale or other disposition of a Short-Term Debt Security as ordinary income to the extent such gain or loss does not exceed the OID accrued with respect to the Short-Term Debt Security during the period the U.S. Holder held such Short-Term Debt Security. Accrual basis (and electing cash basis) U.S. Holders will include OID on a Short-Term Debt Security in income on a current basis.
A U.S. Holder will accrue OID on a Short-Term Debt Security on a straight-line method unless it elects a constant yield method. If a U.S. Holder makes this election, it will apply only to the Short-Term Debt Security with respect to which it is made, and the U.S. Holder may not revoke it. Furthermore, unless a U.S. Holder is required or elects to include OID into income on a current basis as described above, a U.S.

Holder of a Short-Term Debt Security having OID may be required to defer the deduction of all or a portion of the interest expense on any debt incurred or maintained to purchase or carry such Short-Term Debt Security.
Bond Premium
A U.S. Holder that has an initial tax basis in a Debt Security that is greater than its stated redemption price at maturity may elect to treat the excess as amortizable bond premium. If a U.S. Holder makes this election, it will reduce the amount required to be included in income each year with respect to interest on the Debt Security by the amount of amortizable bond premium allocable to that year (based on a constant yield method). If a U.S. Holder makes an election to amortize bond premium, it will apply to all the taxable debt instruments of a U.S. Holder with bond premium that the electing U.S. Holder holds or acquires as of the beginning of that taxable year. A U.S. Holder may not revoke this election without the consent of the IRS.
In the case of a Debt Security denominated in a currency other than U.S. dollars, bond premium is computed in units of the relevant foreign currency and amortizable bond premium reduces interest income in units of such foreign currency. At the time amortized bond premium offsets interest income, foreign currency exchange gain or loss (taxable as U.S. source ordinary income or loss, but not generally as interest income or expense) is realized based on the difference between spot exchange rates at that time and at the time of the acquisition of the Debt Security.
With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium constitutes a capital loss when the Debt Security matures.
Disposition
A U.S. Holder generally will recognize gain or loss on a sale, retirement, redemption or other taxable disposition of a Debt Security in an amount equal to the difference between the amount realized (less any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Debt Security, both as determined in U.S. dollars. In the case of a disposition of a Debt Security for an amount denominated in a foreign currency, the U.S. dollar amount realized will be the value of the foreign currency received based on the spot exchange rate on the date of disposition (or, if the Debt Securities are traded on an established securities market and the holder is a cash basis or an electing accrual basis holder, the settlement date). A U.S. Holder’s adjusted tax basis in a Debt Security generally will be the amount paid for the Debt Security, increased by the U.S. dollar amount of OID included in the U.S. Holder’s income with respect to the Debt Security and reduced by any bond premium amortized with respect to the Debt Security and the U.S. dollar value of any OID payments (including stated interest in excess of qualified stated interest) and principal payments previously received by the holder. The amount paid for a Debt Security denominated in a foreign currency will be the U.S. dollar value of the currency based on the spot exchange rate on the date of purchase (or, if the Debt Securities are traded on an established securities market and the U.S. Holder is a cash basis or an electing accrual basis holder, the settlement date).
Subject to the discussion above under “— Short-Term Debt Securities” and the discussion below of foreign currency exchange gain or loss, gain or loss recognized on a disposition of a Debt Security will generally be capital gain or loss. Any capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Debt Security for more than one year at the time of disposition. A non-corporate U.S. Holder’s long-term capital gain may be taxed at lower rates. Deductions for capital losses are subject to limitations. Gain or loss recognized on a disposition of a Debt Security (regardless of whether it is of an AZ PLC Debt Security or an AZ Finance Debt Security) will generally be treated as from U.S. sources. On a disposition of a Debt Security denominated in a foreign currency, a U.S. Holder generally will recognize foreign currency exchange gain or loss with respect to the principal amount of the Debt Security (which, for this purpose, will be the U.S. Holder’s purchase price in the relevant foreign currency). Such foreign currency exchange gain or loss generally will be equal to the difference between the U.S. dollar value of the principal amount of the Debt Security on the date of acquisition and on the date of disposition. Foreign currency exchange gain or loss will be U.S. source ordinary income or loss and generally will not be considered additional interest income or expense. The amount of foreign currency exchange gain or loss recognized on a disposition of a Debt Security (with respect to both principal and interest) cannot exceed overall gain or loss realized on disposition of the Debt Security.
If a U.S. Holder recognizes a loss on a disposition of a Debt Security denominated in a foreign currency and such loss is above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.
Foreign Currency Exchange Gain or Loss
The tax basis of currency other than U.S. dollars received by a U.S. Holder generally will equal the U.S. dollar equivalent of such foreign currency at the spot exchange rate on the date it is received. Upon the subsequent exchange of such foreign currency for U.S. dollars, another currency, or property, a U.S. Holder generally will recognize exchange gain or loss equal to the difference between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollars received or the U.S. dollar value of the other currency (at the spot exchange rate on the date of exchange) or property. Such gain or loss will be U.S. source ordinary gain or loss.
Non-U.S. Holders
Withholding Tax
Interest (which, for purposes of this discussion of Non-U.S. Holders, includes any OID) paid to a Non-U.S. Holder on an AZ PLC Debt Security will be exempt from U.S. withholding tax.
Subject to the discussion below under “— FATCA Withholding,” interest paid to a Non-U.S. Holder on an AZ Finance Debt Security generally will be exempt from U.S. withholding tax if (i) the Non-U.S. Holder is not considered a 10% shareholder (within the meaning of Sections 871(h)(3) or 881(c)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) of AstraZeneca Finance LLC, (ii) the Non-U.S. Holder is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to AstraZeneca Finance LLC, (iii) the Non-U.S. Holder is not treated as a bank holding the AZ Finance Debt Security as an extension of credit in the ordinary course of its banking business for U.S. federal income tax purposes, (iv) payments on the AZ Finance Debt Security are not contingent interest ineligible for the portfolio interest exemption from U.S. withholding tax (generally interest determined by reference to income, profits, cash flow, sales, dividends or other similar attributes of AstraZeneca Finance LLC or any related person) and (v) the Non-U.S. Holder has furnished to the applicable withholding agent a complete IRS withholding form (generally, an applicable Form W-8) upon which the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person. If a Non-U.S. Holder does not satisfy the requirements described above, then, subject to the discussion below under “— Net Income Tax”, interest paid to a Non-U.S. Holder on an AZ Finance Debt Security generally will be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income treaty, provided the Non-U.S. Holder satisfies applicable certification requirements establishing its eligibility for such lower rate).
Disposition
Gain realized by a Non-U.S. Holder on the disposition of a Debt Security generally will not be subject to U.S. withholding tax or income tax unless (i) the gain is effectively connected with such holder’s conduct of a trade or business within the United States (as discussed below under “— Net Income Tax”) or (ii) the holder is an individual present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% U.S. federal income tax.
Net Income Tax
If a Non-U.S. Holder is engaged in a trade or business within the United States, interest paid to the holder on a Debt Security or gain realized by the holder on the disposition of a Debt Security generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the holder were a

U.S. Holder, if such interest or gain is effectively connected with such holder’s conduct of that U.S. trade or business (and, if required by an applicable income tax treaty applies, is attributable to such holder’s U.S. permanent establishment). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of its effectively connected earnings and profits, subject to adjustments. Any such effectively connected interest on an AZ Finance Debt Security generally will be exempt from U.S. withholding tax if the Non-U.S. Holder satisfies applicable certification requirements (generally, by providing a properly executed IRS Form W-8ECI).
FATCA Withholding
Payments to a Non-U.S. Holder of interest on AZ Finance Debt Securities generally will be subject to a 30% gross basis withholding tax in the case of interest paid to a “foreign financial institution” or a “non-financial foreign entity” within the meaning of Sections 1471 through 1474 of the Code and regulations and other guidance promulgated thereunder (collectively “FATCA”), unless certain procedural requirements are satisfied and certain information is provided to the IRS or such Non-U.S. Holder complies with certain requirements under laws, regulations or other guidance implementing an intergovernmental agreement between the United States and such Non-U.S. Holder’s home jurisdiction, and certain information is provided to the tax authorities in the Non-U.S. Holder’s home jurisdiction. Under proposed U.S. Treasury Regulations published on December 18, 2018, upon which a Non-U.S. Holder may rely until final U.S. Treasury Regulations are issued, payments of gross proceeds from the sale, retirement or other disposition of AZ Finance Debt Securities will not be subject to FATCA withholding. Payments with respect to AZ PLC Debt Securities generally should not be subject to FATCA withholding.
Information Reporting and Backup Withholding
For U.S. Holders, payments of interest (including accruals of OID) and proceeds from the sale, redemption or other disposition of a Debt Security may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status, or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns.
Generally, the amount of interest (including any OID) paid to a Non-U.S. Holder with respect to the AZ Finance Debt Securities and the amount of tax, if any, withheld with respect to those payments will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder generally will not be subject to any other information reporting or backup withholding with respect to payments of interest on the Debt Securities or the proceeds from the sale, redemption or other disposition of the Debt Securities if such holder properly certifies to its foreign status or otherwise establishes an exemption.
Backup withholding is not an additional tax and a holder can claim a credit against its U.S. federal income tax liability for the amount of any backup withholding and a refund of any excess, provided the required information is timely furnished to the IRS.
Certain rules may require individual U.S. Holders to report to the IRS information with respect to Debt Securities not held through an account with certain financial institutions. U.S. Holders who fail to report required information could become subject to substantial penalties. Potential investors should consult their own tax advisors regarding the possible implications of these rules for their investment in Debt Securities.

PLAN OF DISTRIBUTION
The issuers may sell the securities offered by this prospectus:
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through underwriters;

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through dealers;

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through agents;

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directly to other purchasers;

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through any combination of these methods of sale; or

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through any other methods described in a prospectus supplement.

The prospectus supplement relating to any offering will identify or describe:
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any underwriter, dealers or agents;

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their compensation;

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the net proceeds to the applicable issuer;

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the purchase price of the securities;

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the initial public offering price of the securities; and

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any exchange on which the securities will be listed.

Underwriters
If the applicable issuer uses underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless provided otherwise in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If the applicable issuer uses dealers in the sale, unless provided otherwise in the applicable prospectus supplement, the applicable issuer will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
The applicable issuer may sell securities directly or through agents that the applicable issuer designates, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions which the applicable issuer will pay to that agent. Unless provided otherwise in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Contracts with Institutional Investors for Delayed Delivery
If the applicable issuer indicates in the applicable prospectus supplement, the applicable issuer will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies;

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educational and charitable institutions; and

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other similar institutions as the applicable issuer may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:
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the validity of the arrangements; or

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the performance by the applicable issuer or the institutional investor.

Indemnification
Agreements that the issuers and the Guarantor enter into with underwriters, dealers or agents may entitle them to indemnification by the applicable issuer and, in the case of debt securities issued by AstraZeneca Finance, the Guarantor against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, AstraZeneca PLC and its subsidiaries in the ordinary course of business.
Market Making
Unless provided otherwise in the applicable prospectus supplement, each series of securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Expenses
The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

LEGAL MATTERS
Freshfields Bruckhaus Deringer US LLP, our U.S. counsel, will pass upon the validity of the debt securities and guarantees with respect to U.S. Federal law and New York State law. Freshfields Bruckhaus Deringer LLP, our English solicitors, will pass upon the validity of the debt securities and guarantees with respect to English law.
EXPERTS
The consolidated financial statements of AstraZeneca PLC and subsidiaries as of December 31, 2020 and 2019, and for the three years ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 (which is included in the Directors’ Annual Report on Internal Controls over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants in England and Wales.
The consolidated financial statements of Alexion Pharmaceuticals, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Alexion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated by reference in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Portola Pharmaceuticals, Inc. because it was acquired by Alexion Pharmaceuticals, Inc. in a purchase business combination during 2020) of PricewaterhouseCoopers LLP (a Delaware limited liability partnership), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AstraZeneca Finance LLC
$1,100,000,000 4.875% Notes due 2028
$650,000,000 4.900% Notes due 2030
$500,000,000 4.875% Notes due 2033
in each case, fully and unconditionally guaranteed by AstraZeneca PLC
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
BofA Securities	HSBC	Mizuho	Santander
Co-Managers
Barclays BNP PARIBAS Citigroup Deutsche Bank Securities Goldman Sachs & Co. LLC J.P. Morgan
Morgan Stanley	SEB	SOCIETE GENERALE	R. Seelaus & Co., LLC	Tigress Financial Partners
February 28, 2023